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                          MODIFIED FORM OF LOFT LEASE
                    The Real Estate Board of New York, Inc.

AGREEMENT OF LEASE, made as of this 30th day of June, 1997, between P.A. BUILDING COMPANY, a New York Partnership, having an office c/o Sylvan Lawrence Company, Inc., 100 William Street, New York, New York 10038 party of the first part, hereinafter referred to as LANDLORD, and BARNES & NOBLE, INC., having an office at 122 Fifth Avenue, New York, New York 10011 party of the second part hereinafter referred to as TENANT

WITNESSETH: Landlord hereby leases to Tenant and Tenant hereby hires from Landlord Rooms 1119-1136 (Substantially as indicated on the plan attached hereto as Exhibit A) in the building known as 111 Eighth Ave. (a/k/a 76 9th Ave.) (sometimes hereinafter called the "Building") in the Borough of Manhattan, City of New York, for the term of approximately 10 years, four months commencing on the "Commencement Date" and ending on the "Expiration Date" (as said terms are defined in Article 76 hereof) (or until such term shall sooner cease and expire as hereinafter provided) both dates inclusive, at an annual rental rate of eight hundred ninety three thousand and four dollars ($893,004) per annum from the Commencement Date (defined in Article 76 hereof) to and including the date immediately preceding the fifth anniversary of the Commencement Date; one million twenty thousand five hundred seventy six dollars ($1,020,576) per annum from the fifth anniversary of the Commencement Date to and including the Expiration Date (defined in Article 76 hereof), which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of al debts and dues, public and private, at the time of payment, in equal monthly installments in advance of the first day of each month during said term, at the office of Landlord or such other place as Landlord may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first monthly installment(s) on the execution hereof (unless this lease be a renewal).

     In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Landlord pursuant to the terms of another lease with Landlord or with Landlord's predecessor in interest, Landlord may at Landlord's option and without notice to Tenant add the amount of such arrearages to any monthly installment of rent payable hereunder and the same shall be payable to Landlord as additional rent.

     The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follow:

Rent
     1. Tenant shall pay the rent as above and as hereinafter provided.

Occupancy
     2. Tenant shall use and occupy demised premises for general offices and distribution in connection with Tenant's publishing and retail book stores business and for no other purpose.

Alterations:
     3. Tenant shall make no changes in or to the demised premises of any nature without Landlord's prior written consent. Subject to the prior written consent of Landlord which consent shall not be unreasonably withheld

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or delayed, and to the provisions of this article, Tenant at Tenant's expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises by using contractors or mechanics first approved by Landlord, which approval as to contractors and mechanics shall not be unreasonably withheld or delayed; provided, with regard to Landlord's obligation to not unreasonably withhold or delay such approval as to any contractors or subcontractors proposed by Tenant, such contractors and mechanics (including, but not limited to all of their employees) must be in all instances compatible with labor employed in, at and by the Building. Anything to the contrary contained herein notwithstanding, Tenant shall not be required to obtain Landlord's consent to make cosmetic changes and/or non-structural interior alterations in or to the demised premises which do not affect any Building systems and cost in the aggregate less than seventy-five thousand dollars ($75,000.00) with respect to any single project to be performed over a period of less than four (4) months, provided Tenant (a) provides Landlord with a plan or sketch detailing the work to be done in the demised premises, prior to the commencement of such work, (b) Tenant performs such work subject to and in accordance with all of the applicable provisions of this Article 3 and of Article 50 hereof dealing with the performance of Tenant's Work (except for the obtaining of Landlord's consent thereto) and (c) Tenant supplies Landlord with an estimate establishing that such work will not exceed the $75,000 limit described herein.. All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Landlord in Tenant's behalf, shall, upon installation, become the property of Landlord and shall remain upon and be surrendered with the demised premises unless Landlord, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Landlord's right thereto and to have them removed by Tenant, in which event, the same shall be removed from the premises by Tenant prior to the expiration of the lease, at Tenant's expense. Anything to the contrary contained in the immediately preceding sentence notwithstanding, Landlord's right to elect to have fixtures, etc. removed from the demised premises by Tenant at Tenant's expense shall not apply to such items which are of a nature which is reasonably deemed to be a normal standard tenant installation but rather such right on the part of Landlord shall be limited to those items which are not normal standard tenant installations. For purposes of this Article 3 normal standard tenant installations shall be deemed to mean any system for the distribution of heating, ventilation and air-conditioning, dry wall partitioning, lighting, flooring, ceiling, carpeting, electrical outlets and equipment, painting, plumbing, doorways and work of a similar nature, but specifically excluding without limitation Tenant's equipment, decorations, louvers, furniture, safes, platforms, vaults, computer floors and furnishings of a similar nature the cost of removal of which would exceed the cost to remove a normal standard Tenant installation. If at any time Tenant shall submit its plans and specifications for Tenant's Work to Landlord for Landlord's consent Tenant shall request in writing pursuant to this Footnote 3C (hereinafter called a "Footnote 3C Request") that Landlord identify from such plans and specifications those items considered by Landlord as not normal standard tenant installations, then Landlord shall serve notice upon Tenant setting forth those items shown on such plans and specifications which are considered by Landlord to be not normal standard tenant installations, such notice to be given in connection with the giving of Landlord's consent to the performance of the work shown on such plans and specifications (but the provisions of this sentence shall not apply with respect to any item or items which is not the subject of a Footnote 3C Request which is made in conjunction with the submission of Tenant's plans and specifications for Landlord's consent as provided herein). Nothing in this article shall be


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construed to give Landlord title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Landlord as provided in this Article 3, Tenant shall immediately and at its expense, repair and restore the the affected portion(s) of the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal. All property which Tenant shall have the right to remove or be requested by Landlord to remove as provided in this Article 3 remaining in the premises after* shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord's property or may be removed from the premises by Landlord at Tenant's expense. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Landlord Landlord, upon request by Tenant, shall cooperate, at no cost and expense to Landlord, with Tenant's efforts to obtain any of the aforesaid permits, approvals and certificates and Landlord shall promptly execute and deliver to Tenant any consents, certificates or documents required in connection therewith, provided (i) Landlord has no reasonable objection to the item (the "Item") requested of Landlord or the information to be contained in the Item, (ii) the Item is complete and accurate, and (iii) Tenant has the right under this Lease to proceed with the action relating to the Item. Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workman's compensation, general liability, personal and property damage insurance as Landlord may reasonably require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty (30) days after Tenant is notified thereof, at Tenant's expense, by filing the bond required by law or otherwise.

Repairs:
     4. Landlord shall maintain and repair the public portions of the building, both exterior and interior and the Buildings's mechanical, electrical, plumbing and heating (i.e., perimeter radiation) systems, if any, serving the demised premises, provided, however, that Landlord shall not be liable for any defects or deficiencies thereof which shall be caused by Tenant's equipment alterations, or installation, and Landlord shall make all structural repairs necessary to maintain the structural integrity of the Building; provided and to the extent only in each of the foregoing instances that: (i) Landlord's failure to make the subject repair would adversely affect (except to an insignificant degree) the use and enjoyment of the demised premises for the conduct of Tenant's business as permitted by this Lease; and (ii) Landlord's obligations with respect to the electrical and plumbing facilities shall be only to the point where the same enter the demised premises, from which point Tenant shall be responsible for the portions of the plumbing and electrical systems to the extent that such portions then service only the demised premises. In addition, Tenant shall maintain in good order and repair and shall be responsible for all portions of the mechanical, plumbing, electrical and heating systems servicing the demised premises (as well as any air conditioning and ventilation system) installed as part of Tenant's Work, or any replacements or supplements thereof. Notwithstanding the foregoing, Landlord shall not be responsible for making any such repair resulting from or necessitated by (1) the act, omission or negligence of Tenant, Tenant's agents, contractors or employees, or (2) the performance of any Tenant's Work. Tenant shall, throughout the


                                      -3-

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term of this lease, take good care of the demised premises and the fixtures and appurtenances therein and at Tenant's sole cost and expense, make all non-structural repairs thereto as and when needed to preserve them in good working order and condition, reasonable wear and tear, obsolescence and damage from the elements, fire or other casualty, expected. Notwithstanding the foregoing, all damage or injury to the demised premises or to any other part of the building, or to its fixtures, equipment and appurtenances, whether requiring structural or nonstructural repairs, caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant, Tenant's servants, employees, invitees or licensees, shall be repaired promptly by Tenant at its sole cost and expense, to the satisfaction of Landlord reasonably exercised. All the aforesaid repairs shall be of quality or class equal to the original work or construction. If the Tenant fails after thirty (30) days notice to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by the Landlord at the expense of Tenant and the reasonable, documented expenses thereof incurred by Landlord shall be collectible as additional rent after rendition of a bill or statement therefor. Anything to the contrary contained in the immediately preceding sentence notwithstanding, the time period provided for in the immediately preceding sentence shall be deemed to be ten (10) days if such shorter time period is advisable in Landlord's reasonable opinion as a precaution against damage to the Building, including but not limited to the systems of the Building; also, there shall be no notice period in the case of emergencies. If the demised premises be or become infested with vermin, Tenant shall at Tenant's expense cause the same to be exterminated from time to time to the satisfaction of Landlord. Tenant shall give Landlord prompt notice of any defective condition in any plumbing, heating system or electrical lines located in, servicing or passing through the demised premises and following such notice, Landlord shall remedy the condition with due diligence but at the expense of Tenant if repairs are necessitated by damage or injury attributable to Tenant, Tenant's servants, agents, employees, invitees or licensees as aforesaid. Except as specifically provided in Article 9 or elsewhere in this lease, there shall be no allowance to the Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof. The provisions of this Article 4 with respect to the making of repairs shall not apply in the case of fire or other casualty which are dealt with in
Article 9 hereof.

Window Cleaning:
     5. Tenant will not clean nor require, or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the New York State Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance, Floor Loads:
     6. Prior to the commencement of the lease term, if Tenant is then in possession and at all times thereafter, Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law,

Illegible                  Illegible
---------                  ---------


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PLEASE INITIAL

and all orders, rules and regulations of the New York Board of Fire Underwriters or any similar body which shall impose any violation, order or duty upon Landlord or Tenant with respect to the demised premises arising out of Tenant's particular use or manner of use thereof (it being agreed that a law, rule or regulation which has general applicability to all office tenants shall not be deemed to be a law, rule or regulation which applies to Tenant's particular use) or with respect to the building if arising out of Tenant's particular use or manner of use of the premises or the building (including the use permitted under the lease). Except as provided in Article 29 hereof, nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has by its particular use or manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Landlord to Landlord's satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorneys' fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Landlord, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Landlord to prosecution for a criminal offense or constitute a default under any lease or mortgage under which Landlord may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Landlord with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Landlord to any liability or responsibility to any person or for property damage, nor shall Tenant keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over that which would otherwise be. Tenant shall pay all costs, expenses, fines, penalties or damages, which may be imposed upon Landlord by reason of Tenant's failure to comply with the provisions of this article and if by reason of such failure the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Landlord, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant, and shall make such reimbursement upon the first day of the month following such outlay by Landlord. In any action or proceeding wherein Landlord and Tenant are parties a schedule or "make-up" of rate for the building or demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate then applicable to said premises Landlord represents that the floor load capacity of the demised premises is 200 pounds per square foot live load (except in the lavatory areas where it is 100 pounds live load). Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law or occupy the demised premises with a density exceeding the density which is allowed by law and the Certificate of Occupancy for the Building, calculated on a pro-rata basis if Tenant does not occupy the entire floor. Landlord reserves the


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right to reasonably prescribe the weight and position of all safes heavy, business machines and mechanical equipment which (considered together) would overload the floor load capacity or cause vibration, noise, cold or heat that may be transmitted to the Building structure or to any leased space or space available to lease to such a degree as reasonably to be objectionable to Landlord or to any other tenant or occupant in the Building. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Landlord's judgment, to absorb and prevent vibration, noise and annoyance.

Subordination:
     7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessee or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall execute promptly any certificate that Landlord may request.

     (See Article 77 hereof)

Property -- Loss, Damage, Reimbursement, Indemnity:
     8. Landlord or its agents shall not be liable for any damage to property to Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Landlord, its agents, servants or employees; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in, upon or about said building or caused by operations in construction of any private, public or quasi public work. If at anytime any windows of the demised premises are temporarily closed, darkened or bricked up for purposes of building maintenance or repair or cleaning of the Building or rigging or for any reason beyond Landlord's reasonable control (or permanently closed, darkened or bricked up, if required by law), or for any other reason whatsoever other than Landlord's arbitrary acts, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the building without Landlord's prior written consent which consent shall not be unreasonably withheld or delayed. Subject to all applicable provisions of this Lease and the Rules and Regulations and Additional Rules and Regulations of the Building, Tenant shall have the non-exclusive right to use the westerly truck elevators and truck well on the eleventh (11th) floor of the Building servicing the demised premises, to transport trucks, forklifts and similar equipment to the demised premises during normal business hours without Landlord's consent. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto and shall be done during such hours as Landlord may designate. Tenant shall indemnify and save harmless Landlord against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Landlord shall not be reimbursed by insurance, including reasonable attorneys fees, paid, suffered or incurred as a result


                                      -6-

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of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee or licensee of any sub-tenant. In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon written notice from Landlord, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Landlord in writing, such approval not to be unreasonably withheld. Subject to the terms of Article 9 hereof relating to waivers of subrogation, Landlord agrees to indemnify, defend (with counsel of Landlord's choosing) and save Tenant harmless (except for loss, liability, costs, fines, penalties, personal injury or damage resulting from the negligence or misconduct of Tenant, its officers, employees or agents or from any breach of this Lease by Tenant) from and against any and all claims, causes of action, suits, damage, liability, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) arising from any negligence or willful misconduct of Landlord or its officers, employees or agents; provided, however, that this indemnity shall in no event cover liability for consequential damages or for special or indirect damages in the nature of consequential damages.

--------------

Rider to be added if necessary.

Destruction, Fire and Other Casualty:
     9. (a) If the demised premises or any part thereof should be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Landlord and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Landlord and the rent, until such repair shall be substantially completed, shall be apportioned from the _____ following the casualty according to the part of the premises which _____ usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Landlord, subject to Landlord's right to elect not to restore the same as hereinafter provided. (d) (whether or not the demised premises are damaged whole or in part) if the building shall be so damaged that Landlord shall decide to demolish it or to rebuild it, then, in any of such events, Landlord may elect to terminate this lease by written notice to Tenant given within 90 days after such fire or casualty specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of the lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however to Landlord's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Landlord shall serve a termination notice as provided for herein, Landlord shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition subject to delays due to adjustment of insurance claims, labor troubles and cause beyond Landlord's control. If Landlord does


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not complete the repairs required of Landlord under this Article 9 within one
(1) year after the date of the subject damage, subject to an extension of such time period, not to exceed three (3) months, on a day-by-day basis for each day that Landlord is not able to so complete the subject repairs due to reasons beyond the reasonable control of Landlord [e.g., force majeure, strike(s), interference by governmental authority] (provided Landlord notifies Tenant of such delays within fifteen (15) business days after Landlord learns of their occurrence, and if Landlord fails to so notify Tenant of any such delay, then the period of such delay as to which Tenant is not so notified shall be deemed not to extend such time period), or if in the reasonable judgment of Landlord's contractor or architect, made within ninety (90) days of the date of the subject damage, the subject repairs cannot be completed within one (1) year after the date of the subject damage (assuming the absence of any force majeure delay), Tenant may terminate this Lease provided Tenant gives Landlord thirty
(30) days' prior written notice of Tenant's exercise of said right on the part of Tenant to so terminate this Lease. Such written notice by Tenant must be given to Landlord within thirty (30) days after the end of Landlord's period provided above in this sentence to complete the subject repair or within thirty
(30) days after Landlord shall have given Tenant Landlord's written notice that in Landlord's reasonable opinion the subject repairs cannot be completed within the subject one (1) year period, as the case may be. If Tenant shall duly give such notice, then the term of this Lease shall cease and expire at the expiration of such thirty (30) day period as if that were the Expiration Date originally set forth in the Lease. After any such casualty, Tenant shall cooperate with Landlord's restoration by removing from the premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall result thirty (30) days after written notice from Landlord that the premises are substantially ready for Tenant's occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from _____ or other casualty. Notwithstanding the foregoing, each party shall look f_____ to any insurance in its favor before making any claim against the other pa_____ for recovery for loss or damages resulting from fire or other casualty, and _____ the extent that such insurance is in force and collectable and to the extent permitted by law, landlord and Tenant each hereby releases and waives right of recovery against the other or any one claiming through or under e_____ of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain _____ clause providing that such a release or waiver shall not invalidate the insurance and also, provided that such a policy can be obtained without additional premiums. Tenant acknowledges that Landlord will not carry insurance _____ Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Landlord _____ not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

Eminent Domain:
     10. If the whole or any material part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from _____ date of title vesting in such proceeding and Tenant shall have no cla_____ for the value of any unexpired term of said lease.

Assignment, Mortgage, Etc.:
     11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns expressly

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covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without prior written consent of Landlord in each instance. If this lease be assigned or if the demised premises or any part thereof by underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a relative of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting.

Electric Current:
     12. Rates and conditions in respect to submetering or _____ inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at times its use of electric current shall not exceed capacity of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Landlord's opinion, reasonably exercised, will overload such installations _____ interfere with the use thereof by other tenants of the building. the change at any time of the character of electric service shall in no wise make Landlord liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

Access to Premises:
     13. Landlord or Landlord's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times upon reasonable prior notice to Tenant or an authorized employee of Tenant at the demised premises (which notice may be given orally), to examine the same and to make such repairs, replacements or improvements as Landlord may deem necessary and reasonably desirable to the demised premises or to any other portion of the building or when Landlord may elect to perform following Tenant's failure to make repairs or perform any work which Tenant is obligated to perform under this lease, or for the purpose of complying with laws, regulations and other directors of governmental authorities. Tenant shall permit Landlord to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein. Landlord may, during the progress of any work in the demised premises, take the necessary materials and equipment into said premises without the sa_____ constituting an eviction nor shall the Tenant be entitled to any abandon

Illegible                  Illegible
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PLEASE INITIAL

ment of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Landlord shall have the right to enter the demised premises at reasonable hours upon reasonable prior notice to Tenant or an authorized employee of Tenant at the demised premises (which notice may be given orally), for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the same to prospective tenants and may, during said six month period, place upon the premises the usual notices "To Let" and "For Sale" which notices Tenant shall permit to remain thereon without molestation. If

Tenant is not present to open and permit an entry into the premises, Landlord or Landlord's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly, in an emergency or as a safeguard to preserve property or avoid injury to persons provided Landlord shall either secure or leave attended the demised premises after such entry, and provided reasonable care is exercised to safeguard Tenant's property and such entry shall not render Landlord or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom, Landlord may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect at any time, without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public parts of the building (provided the rearrangement of such passage way, corridors and doors shall not materially and adversely affect accessibility to the demised premises unless (Y) such change shall be pursuant to law or a legal requirement, the rules and regulations of any Board of Fire Underwriters or similar agency having jurisdiction or a requirement of any public utility providing service to the Building or (Z) by reason of then existing Building conditions or the nature and/or manner of the work to be performed or change to be made no other practical alternative exists therefor) and to change the name, number or designation by which the building may be known. With regard to work to be performed by or on behalf of Landlord under this Article 13, Landlord agrees to only bring material and equipment into the demised premises when it is reasonably likely that same will be needed on the day on which same is brought into the demised premises and Landlord shall have the right to store upon the demised premises only reasonable quantities of same. Landlord shall exercise reasonable diligence so as to minimize the disturbance to Tenant but nothing contained herein shall be deemed to require Landlord to perform the same on an overtime or premium pay basis, unless Tenant is willing to reimburse Landlord for the difference between the normal full-time pay basis and overtime or premium pay basis and the performance of same on such overtime or premium pay basis is available and reasonably practicable.

Vault, Vault Space, Area:
     14. No Vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding, Landlord make no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

Occupancy:
     15. Included in this Lease as Exhibit B is the current Certificate of Occupancy (the "Certificate of Occupancy") for the Building dated August 27, 1974 (which has not been amended) which Landlord represents to be in full force and effect as of the date of this Lease. Landlord agrees not to apply for amendment to the Certificate of Occupancy for the Building if and to the extent same will prevent Tenant from using the demised premises in a manner presently permitted under the Certificate of Occupancy as attached to this Lease as Exhibit B. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Landlord's work, if any. In any event, Landlord makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations whether or not of record, except that Landlord, at Landlord's cost and expense, shall cure and discharge all outstanding violations of record issued against the demised premise as of the Commencement Date of this Lease if and only to the extent such violations: (a) impair the use and occupancy of the demised premises by Tenant for the purposes permitted pursuant to Article 2 hereof, except to an insignificant degree; or (b) must be cured in connection with the performance of Tenant's Work to be performed initially following the Commencement Date to build the space out for Tenant's use and occupancy for the purposes permitted pursuant to Article 2 hereof.

Bankruptcy:
     16. (a) If at the date fixed as the commencement of the term of this lease or if at any time during the term hereby demised there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's property, and within ninety (90) days days thereof, Tenant fails to secure a dismissal thereof, or if Tenant make an assignment for the benefit of creditors or petition for or enter into an arrangement, this lease, at the option of Landlord, exercised within a reasonable time after notice of the happening of any one or more of such events, may be cancelled and terminated by written notice to the Tenant (but if any of such events occur prior to the commencement date, this lease shall be ipso facto cancelled and terminated) provided, however and on the condition that, in addition to the occurrence of any of the foregoing events, Tenant is in default in the payment of any rent, additional rent or other sums or charges provided to be paid by Tenant under the Lease or is otherwise in default under this Lease beyond any applicable cure period, and whether such cancellation and termination occur prior to or during the term, neither Tenant nor any person claiming through or under Tenant by virtue of any statute or of any order of any court, shall be entitled to possession or to remain in possession of the premises demised but shall forthwith quit and surrender the premises, and Landlord, in addition to the other rights and remedies Landlord has by virtue of any other provision herein or elsewhere in this lease contained or by virtue of any statute or rule of law, may retain as liquidated damages, any rent, security deposit or moneys received by him from Tenant or others in behalf of Tenant. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

     (b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Landlord shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the period for which such instalment was payable shall be discounted to the date of termination at the rate of four per cent (4%) per annum. If such premises or any part thereof be re-let by the Landlord for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Landlord to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

Default
     17. (1) If Tenant defaults in fulfilling any of the covenants of this lease including the covenants for the payment of rent or additional rent; or if the demised premises are abandoned; or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant or if Tenant shall fail to move into or take possession of the premises within ninety (90) days after the commencement of the term of this lease, of which fact Landlord shall be the sole judge (which judgment shall be reasonably exercised) then, in any one or more of such events, upon Landlord serving a written twenty (20) days [except said period shall be ten (10) days after written notice with respect to default in the payment of rent or additional rents notice upon Tenant specifying the nature of said default and upon the expiration of said twenty (20) days [except said period shall be ten (10) days with respect to default in the payment of rent or additional rent] if Tenant shall have failed to comply with or remedy such default, or in the case of a non-monetary default if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied with said twenty (20) days period, and if Tenant shall not have diligently commenced curing such default within such twenty (20) days period, and shall not thereafter with reasonable diligence and in good faith proceeded to remedy or cure such default, then Landlord may serve a written three (3) days' notice of cancellation of this lease upon Tenant, and upon the expiration of said three (3) days, this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such three (3) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and the Tenant shall then quit and surrender the demised premises to Landlord but Tenant shall remain liable as hereinafter provided.

     (2) If the notice provided for in (1) hereof shall have been given and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required and such default shall continue for ten (10) days after Landlord shall have given to Tenant a written notice specifying such default: then and in any of such events Landlord may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of the demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Landlord may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Landlord and Waiver of Redemption:

     18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, together with such reasonable expenses as Landlord may incur for legal expenses, attorneys' fees, brokerage, and/or putting the demised premises in good order, or for preparing the same for re-rental; (b) Landlord may re-let the premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms, which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay Landlord as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Landlord to re-let the premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such reasonable expenses as Landlord may incur in connection with re-letting, such as legal expenses, attorneys' fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding. Landlord, in putting the demised premises in good order or preparing the same for re-rental may, at Landlord's option, make such alterations, repairs, replacements, and/or decorations shall not operator or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the demised premises; or in the event that the demised premises are re-let, for failure to collect the rent thereof under such reletting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Landlord hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Landlord from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.

Fees and Expenses
     19. If tenant shall default in the observance or performance of any term or covenant on tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, then (a) Landlord may remedy such default for the account of Tenant, immediately and without notice in case of emergency or as a safeguard to preserve property or avoid injury to persons or when such default shall subject Landlord to criminal prosecution or subject the property to lien or sale, or in any other case if Tenant shall fail to remedy such default with all reasonable dispatch after Landlord shall have notified Tenant in writing of such default and the applicable grace period for curing such default shall have expired; and (b) and if landlord, in connection therewith or in connection with any default by tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to attorney's fees, in instituting, prosecuting or defending any action or proceeding, such sums so paid or obligations incurred with interest and costs shall be deemed to be additional rent hereunder and shall be paid by tenant to landlord within five (5) days of rendition of any bill or statement to tenant therefor, and if tenant's lease term shall have expired at the time of making such expenditures or incurring of such obligations, such sums shall be recoverable by landlord as damages.

No Representations by Landlord:
     20. Neither Landlord nor Landlord's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, ex-

Illegible                  Illegible
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PLEASE INITIAL

penses of operation or any other matter or thing affecting or related to the premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition, and agrees to take the same "as is" and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in the contract, which alone fully and completely expresses the agreement between Landlord and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term:
     21. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Landlord the demised premises, broom clean, in good order and condition, ordinary wear excepted, and Tenant shall remove all its property except as specifically provided elsewhere in this Lease. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment:
     22. Landlord covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to,
Article 33 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession:
     23. If Landlord is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants, or if the premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or for any other reason, Landlord shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for the inability to obtain possession) until after Landlord shall have given Tenant written notice that the premises are substantially ready for Tenant's occupancy. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except as to the covenant to pay rent. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law." Landlord represents that as of the date of this Lease, the entire demised premises is vacant and not affected by any tenancies or other occupancy agreements.

No Waivers:
     24. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations set forth or hereafter adopted by Landlord, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Landlord or Landlord's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or Landlord's agent shall have any power to accept the keys to said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

Waiver of Trial by Jury:
     25. It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant's use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Landlord commences any summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding unless Tenant's failure to interpose such counterclaim would result in a waiver of Tenant's right to assert same in a separate proceeding.

Inability to Perform:
     26. This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

Bills and Notices:
     27. Except as otherwise in this lease provided any notice or demand, consent, approval or disapproval, communication or statement (collectively called "Notices") required or permitted to be given by the terms and provisions of this lease (other than routine bills and invoices), or by any law or governmental regulation, either by Landlord to Tenant or by Tenant to Landlord, shall be in writing and unless otherwise required by such law or regulation, and except as hereinafter provided in this Article 27 shall be sent by United States mail with all postage and fees prepaid as registered or certified mail, return receipt requested, or by a nationally recognized overnight courier, such as Federal Express, with charges and fees prepaid, to Landlord, as follows:

     P.A. Building Company
     c/o Sylvan Lawrence Company, Inc.
     100 William Street
     New York, New York 10038

     with a copy to:

     P.A. Building Company
     c/o Sylvan Lawrence Company, Inc.
     100 William Street
     New York, New York 10038
     Attention: Legal Department

     and to Tenant, as follows:

     Barnes & Noble, Inc.
     122 Fifth Avenue
     New York, New York 10011
     Attention: Vice President of Real Estate

     Each party may, by Notice given as above provided, designate a different address or addresses for Notices.

     Any Notice so given shall be deemed given and shall be effective upon receipt, or in the case of refusal to receive same, as of the date of such refusal. Routine bills and invoices may be delivered by regular mail or by hand to Tenant at the address to which Notices to Tenant are to be sent as provided herein with a copy to Tenant at the following address:

     Accounts Payable Department
     1400 Old Country Road
     Westbury, New York 11590
     Attention: Property Accounting

Water Charges:
     28. If Tenant requires, uses or consumes water for any purpose in addition to ordinary lavatory purposes (of judge) Landlord may install a water meter and thereby measure Tenant's water consumption for all purposes. Tenant shall pay Landlord for the cost of the meter and the cost of the installation thereof and throughout the duration of Tenant's occupancy Tenant shall keep said meter and installation equipment in good working order and repair at Tenant's own cost and expense in default of which Landlord may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant. Tenant agrees to pay for water consumed, as shown on said meter as and when bills are rendered, and on default in making such payment Landlord may pay such charges and collect the same from Tenant. Tenant covenants and agrees to pay the sewer rent, charge or any other tax, rent, levy or charge which now or hereafter is assessed, imposed or a lien upon the demised premises or the realty of which they are part pursuant to law, order or regulation made or issued in connection with the use, consumption, maintenance or supply of water, water system or sewage or sewage connection or system. The bill rendered by Landlord shall be payable by Tenant as additional rent. If the building or the demised premises or any part thereof be supplied with water through a meter through which water is also supplied to other premises Tenant shall pay to Landlord as additional rent, on the first day of each month, ($315.00) of the total meter charges, as Tenant's portion, the foregoing sum may from time to time be increased by Landlord to reflect any increase in the cost of water to Landlord or Tenant's consumption of water. If requested by Tenant, with reasonable back-up such increased cost or increased consumption (as the case may be). Independently of and in addition to any or the remedies reserved to Landlord hereinabove or elsewhere in this Lease, Landlord may sue for and collect any monies to be paid by Tenant or paid by Landlord for any of the reasons or purposes hereinabove set forth.

Sprinklers:
     29. Anything elsewhere in this lease to the contrary notwithstanding, if the New York Board of Fire Underwriters or the New York Fire Insurance Exchange or any bureau, department or official of the federal, state or city government require or recommend the installation of a sprinkler system in the demised premises or that any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of Tenant's business, or the location of partitions, trade fixtures, or other contents of the demised premises, or for any other reason attributable to Tenant (e.g., Tenant alterations) or if any such sprinkler system installations, changes, modifications, alterations, additional sprinkler heads or other such equipment, become necessary for the foregoing reasons to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by any said Exchange or by any fire insurance company. Tenant shall, at Tenant's expense, promptly make such sprinkler system installations, changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required whether the work involved shall be structural or non-structural in nature. Tenant shall pay to Landlord as additional rent the sum of $315.00 on the first day of each month during the term of this lease, as Tenant's portion of the contract price for sprinkler supervisory service, which sum may from time to time be adjusted upwards by Landlord to reflect any increase in Landlord's costs for sprinkler supervisory service. Landlord, at Tenant's request, shall provide Tenant with reasonable back-up information in support of any such increase in Landlord's cost for sprinkler supervisory service.

Elevators, Heat, Cleaning:
     30. As long as this Lease is in full force and effect Landlord shall: (a) provide elevator facilities on business days* from 8 a.m. to 6 p.m. including freight elevator service and at least one (l) passenger elevator shall be on call at all other times (b) furnish heat to the demised premises, when and as required by law, on business days* from 8 a.m. to 6 p.m. and (c) at Landlord's expense cause to be kept clean the public halls and public portions of the building, which are used in common by all tenants. Tenant shall at Tenant's expense, keep the demised premises clean and in order, to the satisfaction of Landlord, and for that purpose shall employ the person or persons, or corporation approved by Landlord which approval shall not be unreasonably withheld or delayed provided such contractor (including, but not limited to all of its employees) shall be in all instances compatible with labor employed in, at and by the Building. Tenant shall pay to Landlord the cost of removal of any of Tenant's refuse and rubbish from the building. Bills for the same shall be rendered by Landlord to Tenant at such time as Landlord may elect and shall be due and payable when rendered, and the amount of such bills shall be deemed to be, and be paid as, additional rent. Tenant shall, however, have the option of independently contracting for the removal of such rubbish and refuse in the event that Tenant does not wish to have same done by employees of Landlord. Under such circumstances, however, the removal of such refuse and rubbish by others shall be subject to such rules and regulations as, in the judgment of Landlord, are necessary for the proper operation of the building. Landlord reserves the right to stop service of the heating, elevator, plumbing and electric system, when necessary, by reason of accident, or emergency, or for repairs, alterations, replacements or improvements, in the judgment of Landlord desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed. And Landlord shall have no responsibility or liability for failure to supply heat, elevator, plumbing and electric service, during said period or when prevented from so doing by strikes, accidents or by any cause beyond Landlord's control, or by laws, orders or regulations of any Federal, State or Municipal Authority, or failure of coal, oil or other suitable fuel supply, or inability by exercise of reasonable diligence to obtain coal, oil or other suitable fuel. If the building of which the demised premises are a part supplies manually operated elevator service, Landlord may proceed with alterations necessary to substitute automatic control elevator service upon ten (10) day written notice to Tenant without in any way affecting the obligations of Tenant hereunder, provided that the same shall be done with the minimum amount of inconvenience to Tenant, and Landlord pursues with due diligence the completion of the alterations.

     If Tenant requires or uses heating or ventilation facilities for more extended hours or on Saturdays, Sundays or on Federal, State, City and Building union holidays or requires or uses freight and/or truck elevator facilities beyond that which is otherwise expressly provided herein, Landlord, shall upon not less than twenty-four (24) hours prior request, except with regard to such requests for Saturdays, Sundays, or Federal, State, City and Building union holidays or the next business day after a Saturday, Sunday or Federal, State, City or Building union holiday such request must be given on or before 4 p.m. on the next to last business day prior to the subject Saturday, Sunday, or Federal, State, City or Building union holiday or the next business day after a Saturday, Sunday or Federal, State, City or Building union holiday [if any such request is not in writing given to and acknowledged by an authorized representative of Landlord or Landlord's agent at Landlord's or Landlord's agent's office at the Building (and not subject to the terms and conditions of Article 27 of this Lease) then such request must thereafter be confirmed in writing (including but not limited to facsimile transmittal to (212) 989-0615 or such other number as Landlord may provide to Tenant by written notice given in accordance with the terms of
Article 27 of this Lease) at Landlord's or Landlord's agent's office at the Building on the same day as the original request during regular Building business hours], by Tenant, furnish the same at Tenant's expense. Landlord shall have no responsibility or liability for failure to supply the services described herein. As used in this subparagraph the term "authorized representative" shall mean and be limited to the Building Manager (presently Edward Alexander) and the Director of Leasing at the Building (presently Leon Grossman) or to the person holding such other position or positions as Landlord may substitute therefor by written notice given to Tenant in accordance with the terms of Article 27 of this Lease. Tenant's expense for overtime service shall be computed according to the schedule of current charges by Landlord for overtime services attached hereto as Exhibit C, or according to Landlord's then published rate schedule for the Building, which may be amended from time to time and shall be kept on file, at the Building office, which schedule is generally applied to tenants in the Building for overtime service charges.

Security:
     31. Tenant has deposited with Landlord the sum of $510,284 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any


* (i.e., Mondays through Fridays, Federal, State, City and Building union holidays excepted) sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the reletting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Landlord. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Landlord shall have the right to transfer the security to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Landlord solely for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. (See Article 72 hereof)

Captions:
     32. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provision thereof.

Definitions:
     33. The term "Landlord" as used in this lease means only the owner, or the mortgagee in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of said building, or of the land and building, the said Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed an construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "business days" as used in this lease shall exclude Saturdays (except such portion thereof as is covered by specific hours in Article 30 hereof), Sundays and all days observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service.

Adjacent Excavation-- Shoring:
     34. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent.

Rules and Regulations:
     35. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations and such other and further reasonable Rules and Regulations as Landlord or Landlord's agents may from time to time adopt; provided, however that in the case of any conflict or inconsistency between the provisions of this Lease and of any Rules and Regulations or Additional Rules and Regulations as originally or as hereafter adopted, the provisions of this Lease shall govern. Notice of any additional rules or regulations shall be given as provided in Article 27 of this Lease. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Landlord or Landlord's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Landlord within ten (10) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. Landlord agrees not to discriminatorily enforce against Tenant any Rules and Regulations which Landlord shall not then be enforcing against any other tenant of the Building to the extent only that such Rules and Regulations shall then be applicable to other tenants at the Building.

Glass:
     36. Landlord shall replace, at the expense of Tenant, any and all plate and other glass damaged or broken from any cause whatsoever in and about the demised premises. Landlord may insure, and keep insured, at Tenant's expense, all plate and other glass in the demised premises for and in the name of Landlord. Bills for the premiums therefor shall be rendered by Landlord to Tenant at such times as Landlord may elect, and shall be due from, and payable by, Tenant when rendered, and the amount thereof shall be deemed to be, and be paid as, additional rent.

Successors and Assigns:
     37. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns.

RIDERS CONTAINING ARTICLES "38" THROUGH "77" INCLUSIVE ARE ANNEXED HERETO AND MADE A PART HEREOF.

     IN WITNESS WHEREOF, Landlord and Tenant have respectively signed and sealed this lease as of the day and year first above written.

Witness for Landlord:               P.A. BUILDING COMPANY

                                    By: SYLVAN LAWRENCE COMPANY, INC., Agent
                                        ------------------------------------
                                    /s/  Seymour Cohn           [L.S.]
------------------------------      ----------------------------------
                                    Seymour Cohn
                                    Chairman and Secretary

Witness for Tenant:


/s/  Illegible                      BARNES & NOBLE, INC.              [L.S.]
------------------------------      ----------------------------------


                                    /s/  Stephen Riggio
                                    ---------------------------------------
                                    Stephen Riggio, Chief Operating Officer

------------------------------      Federal I.D.#     06-1196501
         Address of Witness                      --------------------

38.  ELECTRICITY

     (a) Tenant agrees to purchase all electric current (the "Demised Premises Electric Current") consumed in the demised premises from Landlord or from a meter company (the "Meter Company") designated by Landlord. Landlord (or, at Landlord's option, Tenant in a manner first submitted to and approved by Landlord) shall, at Tenant's sole cost and expense, make connection(s) to the Building electric current riser(s) from which Demised Premises Electric Current shall emanate by installing equipment designated and/or approved by Landlord at point(s) designated and/or approved by Landlord, including but not limited to
(i), (ii) disconnect switch(es), and/or (iii) distribution/circuit breaker panel(s). Anything to the contrary contained in the immediately preceding sentence notwithstanding, Landlord, at Landlord's sole cost and expense, shall initially provide and install a submeter or submeters as determined by Landlord in Landlord's sole discretion (such submeter(s) being hereinafter referred to as the "Meter") to measure the consumption of Demised Premises Electric Current. Landlord or Meter Company shall bill Tenant for Demised Premises Electric Current at such times as Landlord may elect (Tenant shall afford Landlord and Meter Company access to read the Meter for each such billing) and Tenant shall pay each such bill in full within ten (10) days of the date Landlord or Meter Company renders the subject bill. If the Meter malfunctions Tenant shall be billed for Demised Premises Electric Current in an amount reasonably estimated by Landlord or Meter Company to be the amount Tenant would have been billed had the Meter functioned properly but not more than the amount billed for the prior billing period during which the Meter functioned properly (as reasonably adjusted for any change in seasons) unless there has been a significant increase in Tenant's hours of operation or a significant addition to the electricity operated machinery, equipment and appliances in the demised premises or a utility rate increase, in either which event, the charge for the prior month or prior billing period shall be adjusted to account for such increase(s).

     (b) The charge ("Tenant's Electric Current Charge") to Tenant for Demised Premises Electric Current shall be the sum of (i) Net Charge, (ii) Landlord's Adjustment, (iii) Utility Tax, and (iv) Sales Tax. The factors reflected in Tenant's Electric Current Charge are defined as follows: "Rate" shall mean (x) the then in effect charges per kilowatt hour of energy consumption and per kilowatt demand Lease specified in Service Classification No. 4 Commercial and Industrial - Redistribution Rate 1 (non-Time-of-Day) (or successor thereto or substitute therefor) of the utility company (the "Utility Company") furnishing electric current (the "Building Electric Current") consumed in the Building.

     "Basic Charge" shall mean the sum of (i) the product of Demised Premises Electric Current kilowatt hours of energy consumption multiplied by the Energy Charge (or successor thereto or substitute therefor) specified in the Rate, plus (ii) the product of Demised Premises Electric Current kilowatt demand consumption multiplied by the Demand Charge (or successor thereto or substitute therefor) specified in the Rate.

     "Tenant's Fuel Adjustment Charge" shall mean the product of Demised Premises Electric Current kilowatt hours of energy consumption multiplied by the then in effect Utility Company's Fuel Adjustment Charge (or successor thereto or substitute therefor) per kilowatt hour charged to Landlord.

     "Net Charge" shall mean Basic Charge plus Tenant's Fuel Adjustment Charge.

     "Landlord's Adjustment" shall mean ten percent (10%) of the Net Charge.

     "Utility Tax" shall mean the product of (i) the sum of Net Charges plus Landlord's Adjustment, multiplied by (ii) the sum of the then in effect utility tax (also known as gross receipt tax) (or successor thereto or substitute therefor) rates (set forth as a percentage) of New York State, New York City and any other government or quasi-governmental entitie(s) having jurisdiction, to the extent utility taxes are imposed or payable with respect to the Net Charge and Landlord's Adjustment.

     "Sales Tax" shall mean the product of (i) the sum of Net Charge, Landlord's Adjustment and Utility Tax, multiplied by (ii) the sum of the then in effect sales tax rates (set forth as a percentage) of New York State, New York City and any other governmental or quasi-governmental entitie(s) having jurisdiction, to the extent sales taxes are imposed or payable with respect to the Net Charge, Landlord's Adjustment and Utility Tax.

     If any charge or tax to be paid by Landlord regarding Demised Premises Electric Current becomes effective after the date of this Lease or otherwise is not reflected in Tenant's Electric Current Charge as provided for above, said charge or tax shall be added to Tenant's Electric Current Charge.

     (c) If the demised premises covers an entire floor of the Building, the Meter shall measure electric current consumed in the hallways and lavatories of said floor as Demised Premises Electric Current. If the demised premises covers less than an entire floor of the Building, the Meter shall not measure electric current consumed in the hallways and lavatories of said floor; Landlord's utility consultant shall measure the consumption of said electric current by survey and Landlord shall charge Tenant Tenant's proportionate share for said electric current based upon the portion of the rentable square footage of said floor which is covered by the demised premises. At Tenant's request, Landlord shall deliver to Tenant the results of such surveys and supporting documentation as reasonably requested by Tenant..

     (d) Tenant agrees that electric current shall not be furnished to or consumed by any electrically operated machinery or equipment in the demised premises which requires approval by any governmental or quasi-governmental entity or by the New York Board of Fire Underwriters or the New York Fire Insurance Exchange or any similar entity having jurisdiction unless and until the subject approval is unconditionally granted to Tenant and Tenant gives Landlord a copy of the subject approval. Tenant agrees that no changes and/or additions shall be made to electrically operated machinery, equipment, appliances or the lighting system (or the use of said electrically operated machinery, equipment, appliances or lighting system) located in the demised premises without Landlord's prior written consent which consent shall not be unreasonably withheld or delayed. Subject to the last sentence of this subparagraph (d), Tenant may install and make substitutions and additions to "ordinary office equipment" without Landlord's consent. "Ordinary office equipment" shall mean, lighting, lamps, typewriters, adding machines, fax machines, postage machines, copying machines, computers, dictaphones, table fans and similar office equipment and machinery typically used in commercial offices generally in Manhattan. Demised Premises Electric Current shall not be consumed in any manner which in Landlord's sole judgment overloads any riser(s) and/or switch(es) in the Building.

     (e) Tenant shall not make any changes and/or additions to the electrical wiring, disconnect switches or circuit breaker panels in the demised premises without Landlord's prior written consent which consent shall not be unreasonably withheld or delayed. If and to the extent Tenant is permitted to perform electrical work, only rigid conduit may be employed. Tenant, in a manner first submitted to and approved by Landlord, (or, at

Landlord's option, Landlord, in whole or in part) shall, at Tenant's sole cost and expense, maintain in good order and condition all equipment involved in furnishing Demised Premises Electric Current to the extent said equipment is located in the demised premises or solely serves the demised premises including but not limited to the Meter and all risers, wiring, switches and connections. If Landlord shall perform any such maintenance on Tenant's behalf pursuant to the provisions of this paragraph 38(e), then Tenant shall pay Landlord (or Landlord's agent if so directed by Landlord within fifteen (15) days after demand therefor, an amount equal to the documented costs incurred by Landlord for the performance of such maintenance to the extent Landlord's costs are commercially reasonable considering amounts that could reasonably be charged by other reputable contractors utilizing the same class of labor as customarily used by Landlord for work at the Building, obtaining the same levels of insurance and bonds as customarily required by Landlord of contractors performing similar work at the Building and performing the equivalent scope of work.

     (f) If at any time submetering the redistribution of electric current at the Building is prohibited by law or by order or ruling of the Public Service Commission of the State of New York or by judicial decision (collectively, by "Legal Requirement"), Landlord shall have the option, which Landlord may elect to exercise in landlord's sole discretion, to furnish unmetered electric current (the "Unmetered Electric") to the demised premises. Tenant shall pay Landlord for Unmetered Electric, for each calendar month, a sum equal to one-twelfth (1/12) (or a pro rata fraction of any partial calendar month) of the cumulative Tenant's Electric Current Charge for the twelve (12) full calendar months immediately preceding Landlord's furnishing Unmetered Electric. Tenant shall pay for Unmetered Electric in advance on the first (1st) day of each applicable calendar month [or on the first (1st) day of Landlord's furnishing Unmetered Electric for an applicable partial calendar month]. Anything to the contrary contained in this paragraph (f) notwithstanding, if
(i) modifications or additions are made to the electrically operated equipment located in the demised premises as determined by survey conducted by Landlord's utility consultant, (ii) the hours of operation in the demised premises increases as determined by survey conducted by Landlord's utility consultant, and/or (iii) rates, taxes and/or other charges for electric current supplied to the Building are increased (including, without limitation, by way of new introduction), then Tenant's cost for Unmetered Electric charged by Landlord shall be reasonably increased to reflect the same retroactive to the date on which the same initially occurred or existed.

     (g) Anything to the contrary in paragraph (f) of this Article notwithstanding, if submetering Demised Premises Electric Current is terminated as a result of any Legal Requirement, Landlord shall have the option, which Landlord may elect to exercise in Landlord's sole discretion, to require Tenant, within thirty (30) days of the date of Landlord's notice, to apply to Utility Company for electric service and Tenant shall promptly take all steps necessary and appropriate to obtain said electric service. In the event that submetering Demised Premises Electric Current is terminated, Landlord shall not discontinue furnishing electric service until Tenant has had a reasonable period of time in which to obtain direct electric service from the Utility Company (or successor thereto) provided that Tenant shall use reasonable diligence in making such arrangements, but in no event longer than the period allowed by Legal Requirements or the Utility Company for Tenant to go direct. Upon Utility Company's commencing to furnish Tenant with said electric service Landlord and Meter Company shall be relieved of any further obligation to furnish Demised Premises Electric Current and Tenant shall comply with all rules and regulations of Utility Company. If submetering Demised Premises Electric Current is terminated due to Legal Requirement, the work to change the method by which electric current is furnished to the demised premises shall be performed by Landlord, and all cost incidental thereto shall be shared equally between Landlord and Tenant.


38.  ELECTRICITY (continued)

     (h) Tenant shall not apply to Utility Company for, or obtain from Utility Company, direct service of electric current to the demised premises without obtaining Landlord's prior written consent. If Tenant obtains Landlord's consent to Tenant's obtaining direct electric service to the demised premises, Landlord shall have the right to withdraw said Landlord's consent if in Landlord's sole judgment such direct service in any way requires the use of Building conduits or coordination with Building electric service or impacts on Building Electric Current and/or Building electric service including but not limited to the rates charged for Building Electric Current or Landlord's potential, ability or right to obtain additional, supplemental or different electric current or electric service for the Building. If Tenant is permitted in accordance with this Article to obtain electric current for the demised premises directly from Utility Company, the work related thereto shall be performed by Tenant at Tenant's sole cost and expense or, at Landlord's option, in whole or in part by Landlord at Tenant's sole cost and expense to the extent Landlord's costs are commercially reasonable considering amounts that could reasonably be charged by other reputable contractors utilizing the same class of labor as customarily used by Landlord for work at the Building, obtaining the same levels of insurance and bonds as customarily required by Landlord of contractors performing similar work at the Building and performing the equivalent scope of work. If Tenant performs the work described in the immediately proceeding sentence, Landlord shall have the right, but not the obligation, to station a qualified observer or observers at the site of the subject work during the performance of said work at Tenant's sole cost and expense, and the presence of any such observers shall not decrease or modify Tenant's responsibility, nor create any responsibility on the part of Landlord, regarding said work, including but not limited to the performance, design and/or proper functioning of said work.

     (i) Landlord shall not be liable in any way for any delay, interruption, failure, variation or defect in the supply or character of electric current furnished to the demised premises by reason of any requirement, act or omission of the public utility providing the Building with electricity or for any other reason whatsoever other than the gross negligence or wilful misconduct of Landlord but in no event shall Landlord be liable to Tenant for special, indirect or consequential damages. Landlord shall have the right from time to time at Landlord's cost and expense and with Tenant's consent, which shall not be unreasonably withheld or delayed, to replace lighting fixtures in the demised premises with substitute lighting fixtures reasonably equivalent in aggregate light level.

     (k) At any time during the term of this Lease, at Landlord's option, Tenant shall deposit (the "Deposit") with Landlord or Meter Company, as directed by Landlord, a sum equal to the highest monthly amount of Tenant's Electric Current Charge payable at any given time during the term of this Lease (during the first year of the term of this Lease the amount of the Deposit shall be determined by Landlord's good faith estimate) as security for the payment of Tenant's Electric Current Charge. If Tenant fails to timely pay Tenant's Electric Current Charge, in addition to remedies set forth elsewhere in this Lease (including without limitation in this Article) available to Landlord in the event of Tenant's default, Landlord shall have the right to apply the Deposit against the subject sum (and if Landlord does so apply the Deposit, Tenant shall immediately deposit with Landlord the sum necessary to restore the Deposit to its full amount.)

     (l) The bill furnished to Tenant for Tenant's Electric Current Charge shall constitute a final determination between Landlord and Tenant as to Tenant's Electric Current charge for the period represented thereby unless Tenant, within one hundred-twenty (120) days after delivery of said bill by Landlord to Tenant time being deemed of the essence, gives Landlord written notice that Tenant disputes the accuracy of said bill and has retained at Tenant's sole cost and expense a utility consultant of Tenant's selection, which Tenant's notice must specify the particular respects in which the bill is claimed by Tenant to be incorrect and set forth and all relevant additional information Tenant may reasonably request of Landlord as well as the name, address and telephone number of Tenant's utility consultant. Tenant's right set forth in the immediately preceding sentence to give Landlord notice of Tenant's dispute with the accuracy of the above-described bill or to reasonably request relevant additional information is subject to and contingent upon Tenant's (i) timely paying in full Landlord's bill in question, (ii) paying all Landlord's reasonable expenses incurred in connection with Tenant's dispute and/or request for information including without limitation out-of-pocket expenses, and wages and benefits of Landlord's and Landlord's agent's employees for sid employees' hours of work directly relating to Tenant's dispute and/or request for information unless it is determined by judicial determination or an agreement between Landlord and Tenant that the bill in question was overstated by more than five percent (5%), and (iii) being represented in connection with Tenant's dispute only by Tenant's principals, officers and employees, and outside parties, if any, compensated only by hourly fee or flat rate and not by a percentage of Tenant's related recovery. Tenant acknowledges that Landlord's books and records are confidential and are not available for examination but upon Tenant's written request therefor Landlord shall provide Tenant with adequate back up information reasonably satisfactory to Tenant regarding the subject billing, which information shall be kept confidential by Tenant. Such information may only be disclosed to representatives and professional advisors of Tenant who need to see the same for the sole purpose of verifying the accuracy of any such bill which Tenant disputes pursuant to the provisions of this subparagraph 38(1). Tenant shall inform such representatives and advisors of the confidential nature of such information and shall obtain the written agreement of such representatives and advisors to treat such information confidentially. If Landlord's consultant and Tenant's consultant shall be unable to reach agreement regarding Tenant's dispute pursuant to this paragraph 38(1) within a reasonable period of time, then such two consultants shall designate a third consultant to make the determination in accordance with the applicable provisions of this Article 38, and the determination of such third consultant shall be binding and conclusive on both Landlord and Tenant. If the determination of such third consultant shall substantially confirm the findings of Landlord's consultant then Tenant shall pay the cost of such third consultant. If such third consultant shall substantially confirm the determination of Tenant's consultant, then Landlord shall pay the cost of such third consultant. If such third consultant shall make a determination substantially different from that of both Landlord's and Tenant's consultant's, then the cost of such third consultant shall be borne equally by Landlord and Tenant. In the event that Landlord's consultant and Tenant's consultant shall be unable to agree upon the designation of a third consultant, within twenty
(20) days after Tenant's consultant shall have made its determination (different from that of Landlord's consultant) then either party shall have the right to request the

Real Estate Board of New York, Inc. or any successor organization thereto to designate a third consultant whose decision shall be conclusive and binding upon the parties, and the costs of such third consultant designated by the Real Estate Board of New York, Inc. or any successor organization thereto shall be borne as hereinbefore provided in the case of a third consultant designated by the Landlord's and Tenant's consultants. Notwithstanding the foregoing provisions of this subparagraph, Tenant, pending the resolution of any contest pursuant to the terms hereof shall continue to pay the Tenant's Electric Current Charge as determined in the first instance by Landlord or the Meter Company and upon the resolution of such contest, the Tenant's Electric Current Charge disputed by Tenant shall be adjusted for the period in question in accordance therewith with appropriate credit allowed to Tenant if required thereby. Landlord's utility consultant, as selected by Landlord in its sole discretion, may be a representative or employee of the Meter Company, or any other utility consultant as selected by Landlord.. Tenant shall pay Tenant's Electric Current Charge as computed by Landlord pending resolution of any related dispute, subject to adjustment upon resolution.

     (m) Anything to the contrary contained in this Article notwithstanding, in no event shall the charge payable by Tenant pursuant to this Article for Demises Premises Electric Current be less than one hundred ten percent (110%) of Landlord's actual cost to supply the subject Demised Premises Electric Current.

     (n) Subject to the applicable provisions of this Lease, including, but not limited to, the provisions of Articles 12, 26 and 30 hereof and the provisions of this Article 38, Landlord agrees, as soon as reasonably practicable after the date hereof (in accordance with good construction scheduling practice and so as not to delay the performance of the initial Tenant's Work) and for the balance of the term of this Lease, Landlord will make available to Tenant at a point on or to the demising wall(s) convenient to Landlord (hereinafter called the "Point") a total connected electrical load capability of up to 6 watts per square foot of the demised premises (hereinafter called the "Electric Capacity") for Tenant to distribute, at Tenant's sole cost and expense, through the demised premises for lighting, receptacle loads and Tenant supplied air conditioning and other equipment. Landlord shall not be required to provide Tenant with electric service having any capacity greater than that provided in the previous sentence, except as otherwise expressly set forth in paragraph (o) below. The Point will be in the general area of column line 24 and the existing bus duct riser closet "E".

     (o) Provided that Tenant is not then in default under the terms and provisions of this Lease beyond the expiration of applicable notice and cure periods, Tenant shall have the option (the "Additional Electric Capacity Option") to cause Landlord, at Tenant's sole cost and expense, to increase the Electric Capacity to be made available to Tenant hereunder by up to an additional 307 amperes of 460 volt electric power (the "Additional Electric Capacity").

     Tenant shall exercise the Additional Electric Capacity Option by Tenant's written notice (the "Additional Electric Capacity Notice") delivered to Landlord on or before, but in no event later than, December 1, 1997 (TIME BEING OF THE ESSENCE with regard to the date by which Tenant shall have the right to give the foregoing notice).

     In the event that Tenant shall duly exercise its Additional Electric Capacity Option with respect to the Additional Electric Capacity within the time and within the manner hereinbefore specified, then subject to the applicable provisions of this Lease, including without limitation, Articles 12, 26 and 30 of this Lease and this Article 38, Landlord agrees, as soon as reasonably practicable after the date that Tenant shall duly exercise its Additional Electric Capacity Option and in accordance with good construction scheduling practice, to make available to Tenant at the Point, the Additional Electric Capacity duly elected by Tenant pursuant to the provisions of this paragraph, for Tenant to distribute, at Tenant's sole cost and expense, through the demised premises for lighting, receptacle loads and Tenant's equipment. In consideration therefor, Tenant shall pay to Landlord as additional rent the following charges:

     (i) an initial charge for the Additional Electric Capacity of $250.00 per amp of Additional Electric Capacity which shall be paid in full by Tenant simultaneously with the exercise of its Additional Electric Capacity Option; and

    (ii) the sum of $10,000.00 which reflects an amount equal to the costs and expenses to bring the Additional Electric Capacity from the bus duct riser (the "Bus Duct Riser") on the eleventh (11th) floor of the Building to the Point which amount is inclusive of the cost differential, if any, between (1) the cost of Building standard electric equipment required to provide the Electric Capacity from the Bus Duct Riser to the demised premises, and (2) the cost to Landlord for the equipment necessary to reasonably accommodate the Additional Electric Capacity; which sum shall be paid by Tenant in full simultaneously with the exercise of its Additional Electric Capacity Option.

     Tenant acknowledges and agrees that the foregoing charges regarding the Additional Electric Capacity are in addition to the Tenant's obligation to pay the Tenant's Electric Current Charge for Demised Premises Electric Current furnished to the demised premises pursuant to this Article 38.

     Landlord shall not be required to provide Tenant with electric service having any capacity greater than that provided for in the provisions of paragraph (n) of this Lease as modified by this paragraph (o).

     Neither the Additional Electric Capacity Option nor the Additional Electric Capacity may be severed from this Lease or separately sold, assigned or transferred by Tenant. If Tenant within the applicable time period, time being deemed of the essence, does not send the Additional Electric Capacity Notice pursuant to the provisions of this paragraph (o) of Article 38, then this paragraph (o) and reference to this paragraph (o) set forth in paragraph
(n) above shall have no further force and effect, and Tenant shall have forever waived and relinquished its right to the Additional Electric Capacity.

39.  REAL ESTATE TAX ESCALATION

     In addition to basic annual rent, Tenant agrees to pay landlord as additional rent sums computed in accordance with this Article.

     "Taxes" shall mean any real estate tax, assessment, governmental levy, school or county tax or any other governmental or quasi-governmental charge, general or special, ordinary or extraordinary, foreseen or unforeseen, of any kind or nature whatsoever, which is or may be assessed or imposed upon the Building in which the demised premises are located, the land underlying the Building, and the sidewalks, plazas, vaults, streets and alleys in front of or adjacent to the Building, including without limitation any tax, excise or fee measured by or payable with respect to any rent or mortgage levied against Landlord and/or said land and/or Building and/or against the holder of any mortgage affecting said land or Building succeeding to the position of owner of the land and Building under the laws of the United States, the State of New York, the City of New York, or any political subdivision thereof, as a substitute for or in addition to taxes presently or hereafter imposed on said land and/or Building or resulting from or due to any change in the method of taxation, provided that any such substitute or additional tax on rent shall be considered as if rent were the only income of Landlord, but excluding any income, franchise, corporate, estate, inheritance, succession, capital stock or transfer tax levied on Landlord. In addition, Taxes shall not include penalties for late payment of such Taxes provided and on condition that Tenant shall timely pay in full Landlord's bill(s) for additional rent pursuant to this
Article 39.

     "Basic Tax" shall mean Taxes for fiscal year July 1, 1997 to June 30, 1998. "Tenant's Proportionate Share" shall be deemed to be 2.8%.

     "Tax Year" shall mean every twelve month consecutive period commencing July 1, 1998 and ending June 30, 1999 and each succeeding twelve (12) month period commencing each first day of the real estate tax fiscal year (presently July 1st) during the term of this Lease.

     If Taxes for any Tax Year shall be greater than Basic Tax, then Tenant shall pay Landlord as additional rent an amount (the "Real Estate Tax Escalation") equal to Tenant's Proportionate Share of the amount by which Taxes for the subject Tax Year are greater than Basic Tax. Real Estate Tax Escalation shall be payable by Tenant to Landlord in installments in the same manner that Taxes are payable by Landlord pursuant to law, or at Landlord's option in advance by monthly installments due on the first day of each calendar month, commencing July 1, 1998. For so long as P.A. Building Company is the sole owner of the Building, Landlord shall not elect to have Tenant pay the Real Estate Tax Escalation on a monthly basis unless (i) during the term, Taxes are required to be paid as tax escrow payments to a superior mortgagee or ground lessor (which superior mortgagee or ground lessor is not an affiliate of Landlord) in full or in monthly, quarterly, or other installments or on any date or dates other than as presently required, in which event, at Landlord's option, Tenant's Real Estate Tax Escalation payments shall be correspondingly accelerated or revised so that Tenant's Real Estate Tax Escalation payments are due at least thirty (30) days prior to the date payments are due to the superior mortgagee or ground lessor but in no event shall Tenant be required to make such regularly scheduled payments more often than monthly and if such payments are to be made monthly such payments (unless adjusted, corrected or reduced pursuant to the provisions of this Article 39) shall be in equal or near equal amounts based on the applicable billing period.

     If Basic Tax shall subsequently be adjusted, corrected or reduced, whether as the result of protest of an existing or a tentative assessment, by agreement, as the result of legal proceedings, or otherwise, Basic Tax for purpose of computing Real Estate Tax Escalation shall be Basic Tax as so adjusted, corrected or reduced. Until Basic Tax is so adjusted, corrected or reduced, if ever, Tenant shall pay Real Estate Tax Escalation based upon the unadjusted, uncorrected or unreduced Basic Tax, and upon such adjustment, correction or reduction occurring any Real Estate Tax Escalation paid by Tenant prior to such occurrence shall be recomputed and Tenant shall pay Landlord any additional Real Estate Tax Escalation found due by such recomputation within twenty (20) days of Landlord's billing Tenant therefor

(which bill shall set forth the pertinent data comprising such recomputation).

     If Taxes for any Tax Year shall be adjusted as the result of protest of any assessment, by means of agreement or as the result of legal proceedings, Real Estate Tax Escalation for said Tax Year shall be determined on the basis of said adjusted Taxes. If Tenant shall have paid the subject Real Estate Tax Escalation prior to said adjustment, Landlord shall credit Tenant against future Real Estate Tax Escalation any excess in Tenant's payment resulting from the subject recomputation of Real Estate Tax Escalation less Tenant's Proportionate share of any cost, expense or fees (including experts' and customary attorneys' fees and disbursements) incurred by Landlord in obtaining said adjustment to Taxes. If an adjustment to Taxes occurs but no corresponding Real Estate Tax Escalation has been paid, Tenant shall pay as additional rent Tenant's Proportionate share of any cost, expenses or fees (including experts' and customary attorneys' fees and disbursements) incurred by Landlord in obtaining said adjustment to Taxes within ten (10) days of Landlord's billing Tenant therefor.

     Except for adjustments, corrections or reductions to Basic Tax or Taxes for any Tax Year as specifically provided for above in this Article, the bill furnished to Tenant for Real Estate Tax Escalation shall constitute a final determination between Landlord and Tenant as to Real Estate Tax Escalation for the period represented thereby unless Tenant, within one hundred-twenty (120) days after delivery of said bill by Landlord to Tenant time being deemed of the essence, gives Landlord written notice that Tenant disputes the accuracy of said bill which Tenant's notice must specify the particular respects in which the bill is claimed by Tenant to be incorrect and set forth any and all relevant additional information Tenant may reasonably request of Landlord. Tenant's right set forth in the immediately preceding sentence to give Landlord notice of Tenant's dispute with the accuracy of the above-described bill or to reasonably request relevant additional information is subject to and contingent upon Tenant's (i) timely paying in full Landlord's bill in question, (ii) paying all Landlord's reasonable expenses incurred in connection with Tenant's dispute and/or request for information including without limitation out-of-pocket expenses, and wages and benefits of Landlord's and Landlord's agent's employees for said employees' hours of work directly relating to Tenant's dispute and/or request for information, and (iii) being represented in connection with Tenant's dispute only by Tenant's principals, officers and employees, and outside parties, if any, compensated only by hourly fee or flat rate and not by a percentage of Tenant's related recovery. Tenant acknowledges that Landlord's books and records are confidential and are not available for examination, but upon Tenant's written request therefor Landlord shall provide Tenant with adequate back-up information reasonably satisfactory to Tenant including Landlord's calculation used to determine Tenant, Real Estate Tax Escalation. (Upon Tenant's written request therefor Landlord shall submit to Tenant a copy of the applicable tax bill from the taxing authority, if then available). Tenant shall pay Real Estate Tax Escalation as computed by Landlord pending resolution of any related dispute, subject to adjustment upon resolution.

     Amounts due hereunder shall be equitably prorated to reflect any period of less than a full Tax Year at the commencement or end of the term of this Lease or any change in the area of the demised premises. If the fiscal tax year or the method of tax payment shall hereafter be changed, appropriate adjustment to the provisions of this Article shall be made accordingly to reflect any such change; it being the intention of Landlord and Tenant that Tenant shall pay to Landlord, within twenty (20) days after demand, as additional rent, any occupancy tax, rent tax and any other tax of similar nature or intent hereafter enacted, which Landlord is hereafter required to pay with respect to the demised premises or this Lease which is in lieu of, or constitutes a modification of, the current New York City occupancy tax payable by tenants; provided, however, that (a) Landlord provides Tenant with written notice of the amount of tax, and (b) Tenant shall not be required to make any such payments to Landlord prior to ten (10) days before the same are due and payable to such taxing authorities sufficient factors shall always exist to determine Real Estate Tax Escalation. No computation under this Article shall result in a reduction to the basic annual rent in effect at the time of the subject computation. Tenant's liability under this Article shall survive the termination of this Lease.

40.  OPERATING EXPENSE ESCALATION INDEX

     The basic annual rent payable under this Lease shall be adjusted from time to time in the manner provided for in this Article.

     (a) The terms "Wages" and "Base Wages" as used in this Article are hereby respectively defined as follows:

     "Wages" shall be the sum of (i) the minimum regular hourly wage rate payable to porters (one such person, a "Porter") employed at Class A office buildings pursuant to the commercial building agreement (the "Commercial Building Agreement") between the Realty Advisory Board on Labor Relations, Inc. and Local 32B-32J, Service Employees International Union, AFL-CIO, or successor parties, or as required by law, plus (ii) the value per year of all sums and benefits other than cash wages available or paid to a Porter pursuant to the Commercial Building Agreement or as required by law; applied for a Porter having the status of an Experienced Employee (defined in the Commercial Building Agreement) working fifty-two full-time weeks per year without absence who shall be deemed to have been employed as an Experienced Employee for one year as of the date of this Lease and deemed to be continuously employed with increasing seniority throughout the term of this Lease. The terms of the immediately preceding sentence shall be effective whether or not the Building of which the demised premises forms a part is a Class A office building or employs such a Porter, as Wages is intended to be a substitute comparative index as opposed to an actual operating expense escalation calculation and is not intended to reflect the actual cost of wages and other expenses for the Building or increases or decreases thereto. Benefits included in the calculation of the clause (ii) portion of Wages set forth above shall include but shall not be limited to birthday, vacation, sick and clinic days (the value of each "day off" shall be deemed equal to the per diem cash wages of a Porter), social security, insurance for unemployment, disability and workers' compensation and contributions to the health and welfare fund, training fund and pension and annuity fund, contractual bonuses and special payments. If the commercial Building Agreement expires or is otherwise terminated, then until commencement of the new Commercial Building Agreement Wages shall be determined in accordance with the last effective Commercial Building Agreement, except the minimum regular hourly wage rate shall be deemed to increase annually by the average of its annual percentage increase over the term of the last effective Commercial Building Agreement; the terms of any new Commercial Building Agreement shall be applied and payments shall be adjusted retroactively to the first day of coverage thereunder. If any classification, category, definition, description, entity or party referred to in this Article is succeeded (or modified), replaced or eliminated, the successor or replacement, or a substitute determined by Landlord in Landlord's sole judgment in the event of an elimination, shall be utilized to make calculations under this Article; it being the intention of Landlord and

Tenant that sufficient factors shall always exist to determine Wages in a manner materially the same as the manner employed by Landlord on the date of this Lease.

     "Base Wages" shall be Wages in effect January 1, 1997.

     (b) If a basic annual rent increase shall become effective, or if Wages shall increase any time after the date of this Lease under the terms of the Commercial Building Agreement or by virtue of amendments or successions to the Commercial Building Agreement including without limitation increases in the minimum regular hourly wage rate and/or the accrual of benefits based on the Porter's seniority, then effective from the date of such increase in the basis annual rent or Wages the basic annual rent payable under this Lease shall be increased (the "Adjustment") by an amount equal to the product of (i) the number of percentage points (including any fraction of a percentage point) by which Wages shall exceed Base Wages, multiplied by (ii) the factor of .0075*, multiplied by (iii) the basis annual rent in effect at the time of the computation.

     As an illustration of the above-stated computation:

     if Wages shall exceed Base Wages by 3.5% and the basic annual rent is $1,000.00 per annum at the time of the computation, then the Adjustment shall be the product of (i) 3.5, multiplied by (ii) .0075 multiplied by (iii) $1,000.00, as shown immediately below:

     3.5 x .0075 = .2625 x $1,000.00 = $26.25

     (c) Landlord shall notify Tenant when an Adjustment is due and amount and calculation thereof. Landlord's notice thus furnished to Tenant shall constitute a final determination of the Adjustment for the period represented thereby unless Tenant, within one hundred-twenty (120) days after the relevant Landlord's notice is furnished to Tenant time being deemed of the essence gives Landlord written notice specifying each item in Landlord's statement Tenant claims to be incorrect as well as any and all relevant additional information Tenant may reasonably request of Landlord. Tenant's right set forth in the immediately preceding sentence to give Landlord written notice of Tenant's dispute with the correctness of the above-described Landlord's statement or to reasonably request relevant additional information is subject to and contingent upon Tenant's (i) timely paying in full Landlord's statement in question, (ii) paying all Landlord's reasonable expenses incurred in connection with Tenant's dispute and/or request for information including without limitation out-of-pocket expenses, and wages and benefits of Landlord's and Landlord's agent's employees for said employees' hours of work directly relating to Tenant's dispute and/or request for information unless it is determined by judicial determination or an agreement between Landlord and Tenant that the bill in question was overstated by more than five percent (5%), and (iii) being represented in connection with Tenant's dispute only Tenant's principals, officers and employees, and outside parties, if any, compensated only by hourly fee or flat rate and not by a percentage of Tenant's related recovery. Tenant acknowledges that Landlord's books and records are confidential and are not available for examination but upon Tenant's written request therefor Landlord shall provide Tenant with adequate back up information reasonably satisfactory to Tenant regarding the subject billing, which information shall be kept confidential by Tenant. Such information may only be disclosed to representatives and professional advisors of Tenant who need to see the same for the sole purpose of verifying the accuracy of any such bill which Tenant disputes pursuant to the provisions of this subparagraph 40(c). Tenant shall inform such representatives and advisors of the confidential nature of such information and shall obtain the written agreement of such representatives and advisors to treat such information confidentially. Tenant shall pay Adjustments as billed by Landlord pending resolution of any related dispute subject to adjustment upon resolution. An Adjustment shall commence as of the effective date of the subject increase in the basic annual rent or increase is Wages, and all monthly installments of basic annual rent from and including the effective date of such increase in the basic annual rent or Wages shall reflect one-twelfth (1/12th) of the annual amount of such Adjustment. If notice of an Adjustment is given to Tenant subsequent to the effective date of such Adjustment, Tenant shall pay Landlord the total amount of such monthly payment increases for said period prior to notification within twenty (20) days of Tenant's being billed therefor. If a change in Wages shall be made retroactive, Tenant shall pay Landlord the amount of the resulting retroactive Adjustment within twenty (20) days of Tenant's being billed therefor. Any Adjustment for less than a year or for less than a month shall be prorated. No computation under this Article shall result in a reduction to the basic annual rent in effect at the time of the subject computation. Tenant's liability under this Article shall survive the termination of this Lease.

41.  ASSIGNMENT, SUBLETTING, MORTGAGING

     (a) Tenant will not by operation of law or otherwise, assign, mortgage or encumber this Lease, not sublet or permit the demised premises or any part thereof to be used by others, without Landlord's prior express written consent in each instance. The consent by Landlord to any assignment or subletting shall not in any manner be construed to relieve Tenant from obtaining Landlord's express written consent to any other or further assignment or subletting nor shall any such consent by Landlord serve to relieve or release Tenant from its obligations to fully and faithfully observe and perform all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed.

     (b) If Tenant shall desire to assign or to sublet all or any portion of the demised premises, Tenant shall give notice thereof to Landlord and in said notice shall set forth all pertinent business terms of the proposed assignment or subletting as well as the name and address of the proposed assignee or sublessee, information as to financial condition of such assignee or sublessee, the nature and character of the business and credit of such assignee or sublessee, and proposed use which the assignee or sublessee desires to make of the demised premises. Tenant shall in addition, at Landlord's request, furnish such other further information as Landlord in good faith may reasonably request concerning such proposed assignment or subletting. After receipt of such notice from Tenant, Landlord shall have the following options to be exercised within twenty (20) business days from the later to occur of (1) the receipt of Tenant's notice, or (2) if Landlord shall in good faith reasonably request additional information from Tenant, the receipt of such additional information when furnished by Tenant:

     (i) In the event Tenant's notice is of Tenant's desire to make an assignment or a subletting of all or substantially all of the demised premises Landlord shall have the option to cancel and terminate this Lease as of the date proposed by Tenant for such assignment or subletting, which options shall be exercised within the aforesaid twenty (20) business day period and on which date the term of this Lease shall cease and expire with the same force and effect as if such date were originally provided herein as the expiration of the term hereof.

     (ii) In the event Tenant's notice is of Tenant's desire to make a subletting for less than all or substantially all of the demised premises, Landlord shall have the option, to be exercised within said twenty (20) business day period, of cancelling and terminating this Lease only as to such portion of the demised premises to take effect as of the proposed effective date thereof as stated in Tenant's notice. In the event Landlord exercises its option under this subparagraph (ii) the rent and all other charges payable hereunder shall be equitably adjusted and apportioned based upon demised premises remaining bears to the total rentable area of the demised Premises Prior to said termination in part. If Landlord shall not exercise its foregoing options within the time set forth, its consent to any such proposed assignment or subletting shall not be unreasonably withheld or unduly delayed, provided, however, that Landlord may withhold consent thereto if in the exercise of its sole reasonable judgment it determines that:

     (i) The financial condition and general reputation of the proposed assignee or subtenant are not consistent with the extent of the obligation undertaken by the proposed assignment or sublease.

     (ii) The proposed use of the demised premises is not appropriate for the Building or in keeping with the character of the existing tenancies or permitted by Tenant's Lease (however, the proposed use shall not be limited to the uses provided for in Article 2 of this Lease if such use otherwise complies with the requirements of this Article 41). Anything to the contrary contained in this Article 41 notwithstanding, Tenant shall be prohibited from assigning this Lease or subletting the demised premises in whole or in part if the use intended for the demised premises in conjunction with any such assignment or sublease shall be or include any of the following: governmental or quasi-governmental offices, offices of foreign countries, employment agency, employment center, school, medical offices or medical care, not-for-profit organization, messenger service, club(s), entertainment, broadcast or transmission facility (including production facilities relating thereto) laboratory, testing, training, classrooms, sales and service of food and beverage, sale of alcohol, retail, wholesale or other sales offices of any kind whatsoever (other than for sales over the internet, which are not (i) on an off-the-street basis or (ii) consummated with customers at the demised premises), health club, restaurant or a use which is open to the public and/or a use which conflicts with an exclusive use clause granted under any lease then in effect at the Building. Upon Tenant's written request made in conjunction with a proposed sublease (but in no event more often than once in any consecutive twelve month period), Landlord shall deliver to Tenant a list of such exclusive use clauses, if any, in other tenant's leases then in effect at the Building as of the date of Landlord's notice, but nothing contained herein shall be deemed to restrict in any way, Landlord's right to grant additional exclusive use clauses at any time and from time to time after the date of such notice.

     (iii) The nature of the occupancy of the proposed assignee or subtenant will cause an excessive density of employees or traffic or make excessive demands on the Building's services or facilities or in any other way lessen the character of the Building.

     (iv) The Tenant proposes to assign or sublet to a party that at the time is a tenant or occupant of premises in the Building of which the demised premises are a part (or to a subsidiary or related entity of such a tenant or occupant) or to a party who who was engaged in active negotiations with Landlord or Landlord's agent (directly, or through a broker) with respect to space in the Building during the preceding six (6) month period.

     (v) the Tenant advertises or publicly notices (e.g., newspapers, radio, billboard, television, circular, fliers) to assign or sublet all or a portion of the demised premises at a rental rate less than the rental rate Landlord is then asking for other space in the Building or less than the then market rental rate. Subject to the above stated terms and conditions of this clause (v), Tenant shall be permitted to list with a broker the Lease to be assigned or all or such portion of the demised premises to be sublet without any restriction as to the rental rate.

     In the event Landlord should withhold or delay its consent to any proposed assignment or sublease, the sole remedy of Tenant shall be to institute action for specific performance if Tenant believes that such withholding or delaying of consent was unreasonable and Tenant hereby expressly waives any claim for monetary damages by reason of such withholding or delaying of consent by Landlord. Notwithstanding the foregoing provisions of this paragraph 41(c), if Tenant disputes the reasonableness of Landlord's decision to refuse to consent to any proposed assignment or sublease as to which Landlord has agreed expressly in this Lease not to unreasonably withhold or delay its consent in accordance with the provisions of this Lease, then such dispute shall be settled and finally determined by arbitration in the City of New York in accordance with the following provisions hereof. Within seven (7) business days next following the giving of any notice by Tenant to Landlord stating that Tenant wishes such dispute to be so determined, Landlord and Tenant shall each give notice to the other setting forth the name and address of an arbitrator designated by the party giving such notice, time being of the essence. If either party shall fail to give notice of such designation within said seven
(7) business days, then the arbitrator to be chosen by such party shall be chosen in the same manner as hereinafter provided for the appointment of the third arbitrator in the case where the two arbitrators chosen hereunder are unable to agree upon such appointment. The two arbitrators shall, within five
(5) business days after the designation of the second arbitrator, designate a third arbitrator. If the two arbitrators shall fail to agree upon the designation of a third arbitrator within five (5) business days after the designation of the second arbitrator, then either party may apply to the President of the Real Estate Board of New York, Inc. or any successor organization thereto (the "Board") for the designation of such arbitrator; provided, however, nothing contained herein shall be construed to require submission of any dispute to the Board. If the Board shall fail to appoint said third arbitrator within thirty (30) days after such request is made, then either party may apply, on notice to the other, to the American Arbitration Association or any successor organization for the appointment of such third arbitrator. All arbitrators shall be persons who shall have had at least ten
(10) years continuous experience in the business of managing and operating office buildings having in excess of 500,000 rentable square feet or acting as real estate agents for office buildings of that size in the Borough of Manhattan and shall be related to neither Landlord nor Tenant. The three arbitrators shall conduct such hearings as they deem appropriate rendering their award in writing and give notice to Landlord and Tenant of their award within seven (7) business days, if at all possible, after the designation of the third arbitrator; the concurrence of any two of said arbitrators shall be binding upon Landlord and Tenant. Any award of the arbitrators shall be limited solely to (i) a determination as to whether Landlord acted reasonably in withholding any such consent or approval, and (ii) if the arbitrators determine that Landlord acted unreasonably, an order directing Landlord to promptly consent to said assignment or subletting. No such award shall include an award for damages. Judgment upon any award rendered in any arbitration held pursuant to this Footnote 41M may be entered in any court having jurisdiction. However, the award in any arbitration held pursuant to this Footnote 41M shall be final and binding upon Landlord and Tenant, whether or not a judgment shall be entered in any court. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Footnote 41M, each party shall pay the fees and expenses of the one of the two original arbitrators appointed by or for such party and the fees and expenses of the third arbitrator shall be borne by the parties equally. If the resolution of any such dispute shall be adverse to Landlord, Landlord, nevertheless shall not be liable to Tenant for a breach of Landlord's covenant not to unreasonably withhold such consent, and Tenant's sole remedy in such event shall be to enter into the proposed assignment or subletting subject to all applicable provisions of this Lease.

     (d) Further, and as a condition of Landlord's consent, to any assignment of subletting:

              1. Tenant at the time of requesting Landlord's consent shall not be in default in the payment of any rent, additional rent, or other sums or charges provided to be paid by Tenant hereunder and further that Tenant is not then in material default otherwise under this Lease beyond the expiration of the applicable notice and cure period.

              2. That each assignee of this Lease shall assume in writing all of the terms, covenants and conditions of this Lease on the part of Tenant hereunder to be performed and observed.

              3. That an original or duplicate original of the instrument of assignment and assumption or the sublease agreement shall be delivered to Landlord within five (5) days following the making thereof; and

              4. That any instrument of sublease shall specifically state that each sublease is subject to all of the terms, covenants and conditions of this Lease.

     If Tenant shall duly comply with all of the foregoing then, as aforesaid, Landlord shall not unreasonably withhold or unduly delay its consent to such assignment or subletting, provided further, however, and on condition that at the time of requesting Landlord's consent Tenant shall pay to Sylvan Lawrence Company, Inc. the sum of $1,000.00 as a processing fee for each assignment and/or subletting which shall include the Landlord's legal costs in connection with the Tenant's request for consent.

     (e) It is agreed that if Landlord shall not exercise any of its foregoing options and shall consent to such assignment or subletting, and Tenant shall thereupon assign this Lease or sublet all or any portion of the demised premises, then and in that event Tenant shall pay to Landlord, as additional rent, (i) in the event of an assignment, the amount of monies, if any, which the assignee has agreed to and does pay to Tenant in consideration of the making of such assignment less however all out of pocket costs actually incurred by Tenant in connection with the making of such assignment, including but not limited to any brokerage fees, advertising and alteration costs; and
(ii) in the event of a subletting, (x) the amount, if any, by which the fixed basic rent and additional rent payable by the sublessee to Tenant shall exceed the fixed basic rent plus additional rent allocable to that part of the demised premises affected by such sublease pursuant to the provisions of this Lease, plus (y) the amounts, if any, payable by such sublessee to Tenant pursuant to any side agreement as consideration (partial or otherwise) for Tenant making such subletting less reasonable out of pocket costs actually incurred by Tenant in connection with the making of such sublease, including, but not limited to any reasonable brokerage fees, advertising and alteration costs incurred pursuant to the express terms of said sublease to prepare the affected portion of the demised premises for occupancy by such subtenant. Such additional rent payments shall be made monthly within ten (10) days after Tenant is credited with the same by the assignee or sublessee. At the time of submitting the proposed assignment or sublease to Landlord, Tenant shall certify to Landlord in writing whether or not the assignee or sublessee has agreed to pay any monies to Tenant in consideration of the making of the assignment or sublease other than as specified and set forth in such instruments, and if so Tenant shall certify the amounts and time of payment thereof in reasonable detail.

     (f) If this lease shall be assigned, or if the demised premises or any part thereof be sublet or occupied by any person or persons other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant and apply the net amount collected (which may be treated by Landlord as rent or as use and occupancy) to the rent herein reserved but no such assignment, subletting, occupancy or collection of rent shall be deemed a waiver of the covenants in this Article, nor shall it be deemed acceptance of the assignee, subtenant or occupant as a tenant, or a release of Tenant from the full performance by Tenant of all the terms, conditions and covenants of this Lease.

     (g) Each permitted assignee or transferee shall assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the rent, additional rent, and adjustment of rent, and for the due performance of all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the term of this Lease and any

41.  ASSIGNMENT, SUBLETTING, MORTGAGING (continued)
     ----------------------------------------------
renewals and modifications hereof. No assignment shall be binding on Landlord unless, as hereinbefore provided, such assignee or Tenant shall deliver to Landlord a duplicate original of the instrument of assignment which contains a covenant of assumption by the assignee of all of the obligations aforesaid and shall obtain from Landlord the aforesaid written consent prior thereto. Any assignment, sublease or agreement permitting the use and occupancy of the premises to which Landlord shall not have expressly consented in writing shall be deemed null and void and of no force and effect.

     (h) Any sale, transfer or assignment of a majority of the issued and outstanding stock of a corporate tenant shall be deemed an assignment of this lease other than any transfer of the capital stock of any corporate tenant through the "over-the-counter market" or through any recognized exchange, other than by those deemed "insiders" within the meaning of the Securities Act of 1934 as amended.

     (i) Notwithstanding anything to the contrary contained in this Lease, so long as Barnes & Noble, Inc. or any B&N affiliate (as hereinafter defined) is the Tenant, Tenant shall have the right, without the consent or approval of Landlord, and without the payment of any excess rents to Landlord pursuant to the provisions of Article 41(e) hereof or recapture by Landlord pursuant to the provisions of Article 41(b) hereof, to:

     (1) assign its interest in this Lease to (a) any entity which is a successor to Tenant either by merger or consolidation, or to any entity purchasing all or substantially all of Tenant's assets or a majority of the issued and outstanding stock of Tenant (provided such merger, consolidation or transfer of assets or stock is for a valid business purpose in connection with the transfer in whole of the publishing and retail book stores business of Tenant as an ongoing concern and not principally for the purpose of transferring the leasehold estate created by this Lease, and provided further that the assignee has a tangible net worth at least equal to or in excess of three hundred million dollars at the time of such transaction, such net worth to be certified by an independent certified public accountant reasonably satisfactory to Landlord), or (b) any entity which shall directly or indirectly control, be under the control of, or be under common control with, Barnes & Noble, Inc. (any such entity being herein defined as a "B&N affiliate"), or

     (2) sublease all or any portion of the demised premises to a B&N affiliate; in each such instance subject however to Tenant's compliance with all of the provisions of subparagraph (d) hereof, to the extent applicable and provided further that any such assignee or sublessee shall continue to use the demised premises for the purposes set forth in Article 2 only, for the remainder of the term of this Lease. For purposes hereof, "control" shall be deemed to mean the direct or indirect ownership of more than fifty percent (50%) of the issued and outstanding voting stock of a corporation or other majority equity and control interest if not a corporation.

     (j) Tenant agrees to promptly effect and timely pay for all costs of the removal of any broker's liens which are placed on the Building at any time of connection with any such assignment or subletting (or promptly make reimbursement to Landlord in the event Landlord chooses to directly effect such removal). The provisions contained in this sub-paragraph (j) shall survive the expiration or sooner termination of this Lease. Tenant's failure to comply with the provisions contained in this subparagraph (j) shall be deemed to be a material default under this Lease, entitling Landlord to all of the remedies provided for under this Lease for default, including but not limited to Landlord's right to terminate this Lease in the event hereof.

PLEASE INITIAL:
SC       illegible
Landlord Tenant

42.  INSURANCE
     ---------

     Tenant, throughout the term of this Lease, shall maintain in full force and effect for the benefit of and naming Tenant as insured (i) commercial general liability insurance including products/completed operations coverage and blanket contractual liability coverage against claims for personal injury, bodily injury and death to persons, and damage to property, occurring in, on, or about the demised premises, naming Landlord, Landlord's principals and Landlord's agent as additional insureds, providing primary plus umbrella coverage with limits of not less than five million dollars ($5,000,000) per occurrence without deduction, (ii) customary "all-risks" property insurance covering the demised premises in an amount equal to the full replacement value sufficient from time to time, to cover the replacement costs for all Tenant's alterations, improvements, fixtures and personal property located in or on the demised premises, with a deductible amount not to exceed $200,000; provided, however, that Tenant agrees to waive any rights of recovery against Landlord and/or Landlord's agents with respect to losses payable in an amount equal to the foregoing deductible less $1,000, (iii) statutory worker's compensation and employers liability insurance, and (iv) any other insurance Landlord reasonably requires with respect to risks relating to Tenant's use or manner of use of the Premises.

     Prior to Tenant's occupying the demised premises, Tenant shall deliver to Landlord, for each insurance policy (the "Insurance Policy") required under this Article, a certificate of insurance (the "Certificate of Insurance") setting forth the subject amount of coverage and other material terms of the Insurance Policy together with proof of payment of the subject premium. On a date no later than thirty (30) days prior to the expiration date of each Insurance Policy, Tenant shall deliver to Landlord the Certificate of Insurance for the renewal of or substitute for the subject Insurance Policy together with proof of payment of the subject premium. Each Insurance Policy and renewal thereof or substitution therefor shall (i) contain a provision requiring the subject insurer (the "Insurance Carrier") to notify Landlord in writing by certified mail return receipt requested not less than thirty (30) days prior to the cancellation of the subject Insurance Policy (Tenant is responsible to have deleted from the subject Certificate of Insurance any disclaimer to Insurance Carrier's obligation to give Landlord prior written notice of cancellation of the Insurance Policy), and (ii) be issued by an Insurance Carrier licensed to do business in the State of New York having a Best's rating of at least A/VII.

     Each of Landlord and Tenant (i) waives the right to recover damages from the other party to this Lease regarding any damage to or loss of property, and
(ii) agrees that said party's subject Insurance Policy shall include a waiver by said party and the subject Insurance Carrier of said party's right to transfer to the subject Insurance Carrier said party's right to recover damages from the other party to this Lease regarding damage to or loss of property provided, (a) said waiver of subrogation is generally available in insurance policies covering property in New York City, and (b) if either Landlord or Tenant's subject Insurance Policy requires payment of an additional premium for said waiver of subrogation, the party to this Lease obtaining the benefit of said waiver of subrogation shall be obligated to pay said additional premium.

     Tenant shall indemnify and hold harmless (including attorneys' fees and disbursements) Landlord, Landlord's principals and Landlord's agent from and against any liability to, or claim by or on behalf, of any person, entity, governmental or quasi-governmental authority or any other party for injury, death, or damage arising from or relating to (i) Tenant or Tenant's agents, representatives, employees, invitees, licenses, contractors or customers use of the Premises, (ii) any work or thing done or omitted to be done by Tenant or Tenant's agents, representatives, employees, invitees, licensees, contractors or customers, or (iii) any default by Tenant under the terms and conditions of this Lease or (iv) any act, omission or negligence of Tenant or its agents, employees or contractors in or about the Building. In the event any action or proceeding shall be brought against Landlord, Landlord's principals and/or Landlord's agent in connection with any claim described in the immediately preceding sentence, Tenant shall defend such party in said action or proceeding, at Tenant's sole cost and expense, with legal counsel reasonably satisfactory to Landlord (Tenant's subject Insurance Carrier's legal counsel shall be deemed to be satisfactory).

43.  ATTORNMENT
     ----------

     At the option of Landlord or any successor landlord or any ground lessor or holder of any mortgage affecting the Building (which option shall be subject to the provisions set forth in Article 77 hereof). Tenant agrees that neither the cancellation nor termination of any ground or underlying lease to which this Lease is now or may hereafter become subject or subordinate, nor any foreclosure of a mortgage affecting the Building, nor the institution of any suit, action, summary or other proceeding against Landlord or any successor landlord, or any foreclosure proceedings brought by the holder of any such mortgage to recover possession of the Building, shall by operation of law or otherwise result in cancellation or termination of this Lease or the obligations of Tenant under this Lease, and upon the request of any Landlord, successor landlord, ground lessor or the holder of such mortgage, Tenant covenants and agrees to attorn to the Landlord or to any successor to the Landlord's interest in the Building, or to such holder of such mortgage or to the purchaser of the mortgaged premises in foreclosure. If in connection with obtaining financing for the Building, a bank, insurance company or other lending institution or individual requests reasonable modification to the terms of this Lease as a condition to such financing. Tenant will not unreasonably withhold, delay or defer its consent and agreement thereto, provided such modification does not, (i) increase the basic annual rent or additional rents payable by Tenant, (ii) reduce or extend the term hereof, or (iii) except to a de minimis extent, adversely affect Tenant's rights hereunder or increase Tenant's obligations hereunder.

44.  ADDITIONAL RENT
     ---------------

     All costs, charges and expenses which Tenant agrees or is obligated to pay or assumes under the terms of this Lease shall be deemed to be additional rent, and in the event of non-payment thereof Landlord shall have all of the rights and remedies with respect thereto as are provided for in this Lease in the case of non-payment of rent, in addition to all rights and remedies otherwise available to Landlord at law and in equity.

45.  MERCHANDISE, REFUSE, ETC.
     -------------------------

     Tenant shall at no time leave any merchandise, supplies, materials or refuse in the hallways or other common areas of the Building or in any other area of the Building other than the demised premises. Tenant covenants that all garbage and refuse shall be kept in proper containers, securely covered, until removed from the Building so as to prevent the escape of objectionable fumes and odors and the spread of vermin, rodents, insects and other pests (collectively, the "Pests"), and Tenant further covenants that no refuse and/or garbage shall be placed by Tenant, its employees, agents, invitees, and/or on the sidewalks adjacent to the Building. Tenant shall keep the demised premises free of Pests, and in this regard Tenant shall employ an exterminator first approved by Landlord to service the demised premises as necessary.

46.  AIR CONDITIONING, OTHER PERMITS
     -------------------------------

     Anything to the contrary contained in this Lease notwithstanding, Tenant agrees to pay the cost of any and all permits and fees required by any branch or department of the borough, county, city, state or federal government in connection with any air conditioning or other equipment hereafter installed in the demised premises by Tenant.

47.  MECHANICS LIENS
     ---------------

     Anything to the contrary contained in this Lease notwithstanding, Tenant agrees that if any mechanic's lien shall be filed against the Building for work claimed to have been done for or materials claimed to have been furnished to the demised premises for the account of Tenant, said mechanic's lien shall be discharged by Tenant, by payment or by bond, at Tenant's sole cost and expense, within thirty (30) days after Tenant is notified of the filing of said mechanic's lien. In the event any such mechanic's lien is not timely discharged as provided for in the immediately preceding sentence. Landlord, upon ten (10) days prior notice given to Tenant, shall have the right to elect to discharge same on behalf of and at the expense of Tenant and Tenant shall promptly reimburse Landlord, as additional rent, for all costs, disbursements, fees and expenses, including without limitation attorney's fees and disbursements, incurred in connection with discharging said mechanic's lien.

48.  LIMITATION OF LANDLORD LIABILITY
     --------------------------------

     Tenant shall look solely to the estate and property of Landlord or any successor-in-interest to Landlord, as applicable, in the Building and the land on which the Building is located for the satisfaction of Tenant's remedies for the collection of any judgment (or other judicial process or determination) against the subject Landlord in the event of any default by Landlord under this Lease, and no other property or assets of such Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies provided, however, that Tenant shall have the right to look to the proceeds of the sale of the Building [or to the proceeds of any lump sum payment made in consideration of a net leasing of the entire Building to a single net lessee which is in the nature of a cashing out of the Landlord's interest in the Building] but only with respect to any claim which Tenant has asserted against Landlord, either prior to or within ninety (90) days after Tenant is notified of the sale or net leasing of the Building; and provided further that Tenant has commenced a legal action or proceeding with respect to such claim prior to or within such ninety (90) day period (time being of the essence with respect to the assertion of such claim and commencement of such legal actions or proceedings within such ninety (90) day period).

49.  LATE PAYMENTS
     -------------

     If Tenant shall fail to pay any installment of basic annual rent or additional rent when first due hereunder (irrespective of any grace period as may be applicable thereto) and such failure to pay shall continue for more than ten (10) days after such payment was first due, then interest at the maximum legal interest rate that then may be charged to parties of the same legal capacity as Tenant shall accrue from and after the date on which any such sum was first due and payable and such interest shall be deemed to accrue as additional rent hereunder and shall be paid to Landlord promptly after demand made from time to time, but in any event no later than the time of payment of the delinquent sum.

PLEASE INITIAL
SC         illegible
LANDLORD   TENANT

50.  TENANT'S WORK
     -------------

     Tenant accepts the demised premises in its "as is" condition in all respects as of the commencement of the term of this Lease subject to the provisions set forth in Articles 74 and 75 hereof and the provisions set forth in the last sentence of this Footnote 50A. As soon as reasonably practicable after the date hereof, Landlord, at Landlord's expense, shall initially [one time only] place the windows in the demised premises in good operating order, if necessary. Tenant shall not use or permit the use of the demised premises or any part thereof in any way which would violate any of the terms and conditions of this Lease or for any unlawful purposes or in any unlawful manner or, provided Landlord complies with its foregoing obligations set forth in Footnote 15A hereof, in violation of the Certificate of Occupancy for the demised premises or the Building. If any governmental license or permit (other than a modification or amendment to the existing Certificate of Occupancy or any replacement thereof) shall be required for the proper and lawful conduct of Tenant's business in the demised premises or any part thereof, Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same to Landlord for inspection. Tenant shall at all times comply with the terms and conditions of each such license or permit. Additionally, should Tenant's alterations or Tenant's use of the demised premises require any modification or amendment of any Certificate of Occupancy in conjunction with a purpose or purposes consistent with the terms and conditions of this Lease, Landlord shall, at Tenant's sole cost and expense (unless Tenant shall elect to forgo such use or elect not to perform such alteration, as the case may be, within thirty days after Landlord shall have given Tenant a notice specifying the same) subject to Article 61 of this Lease, take all actions reasonably necessary in order to procure any such modification or amendment and Tenant shall reimburse Landlord (as additional rent) within ten (10) days after demand for all costs and expenses Landlord incurs in effecting said modifications or amendments (regardless of whether such costs incurred by Landlord are for work outside of the demised premises). Anything to the contrary contained in the immediately preceding sentence notwithstanding, Landlord shall be responsible for the cost to obtain the dismissal of all violations of record required as part of the work required with regard to pursuing the change to the Certificate of Occupancy, except Tenant shall be responsible for the cost to obtain the dismissal of said violations of record which relate to the demised premises or Tenant's use thereof during the term of this Lease for which Tenant is required under the terms of this Lease to obtain dismissal. The foregoing provisions are not intended to be deemed Landlord's consent to any alterations or to a use of the demised premises not otherwise permitted hereunder nor to require Landlord to effect such modifications or amendments of any Certificate of Occupancy.

     All instances of Tenant's performing work, making alterations, furnishing and installing equipment, etc. under this Lease shall be defined as "Tenant's Work". Tenant agrees to perform Tenant's Work, subject to the following terms and conditions, at Tenant's sole cost and expense:

     (i) All Tenant's Work shall comply with all applicable provisions of this Lease, including but not limited to Articles 3 and 6 of this Lease, and all applicable governmental and quasi-governmental rules and regulations and the rules and regulations of any Board of Fire Underwriters or similar agency having jurisdiction.

     (ii) Prior to performing Tenant's Work, Tenant shall (a) submit to Landlord complete plans and specifications (which shall include one set of sepias and five sets of drawings and specifications for each discipline) and a reasonable estimate of cost covering the subject Tenant's Work, all prepared by Tenant's registered architect, licensed professional engineer and/or licensed contractor, and (b) obtain Landlord's written consent to and approval of said complete plans and specifications which consent and approval as to any Tenant's Work in and to the interior of the demised premises which Tenant's Work is non-structural and which does not affect Building systems shall not be unreasonably withheld or delayed. If Landlord shall fail to respond to Tenant's request for approval to such plans and specifications within twenty (20) business days from Landlord's receipt of same, then such failure to respond shall be deemed to be Landlord's approval of same provided that Tenant shall have expressly referenced in its request for approval this Footnote 50C and the effect of Landlord's failure to respond within such twenty
(20) business day period. If Landlord shall disapprove Tenant's plans and specifications, Landlord shall set forth its reasons for such disapproval and itemize with reasonable particularity those portions of Tenant's plans and specifications so disapproved.. Landlord shall have no responsibility for the correctness of Tenant's plans and specifications and estimate of cost for Tenant's Work, or for field conditions, other conditions not previously considered, erroneous assumptions or any other factors which may interfere with, obstruct or otherwise affect the performance and completion of Tenant's Work in accordance with the plans and specifications as consented to in writing by Landlord, and Tenant may not modify or deviate from said plans and specifications as consented to in writing by Landlord in the performance of Tenant's Work for any reason whatsoever without first obtaining Landlord's prior written consent except to an insignificant degree with respect to work which is non-structural and which does not affect any Building system(s) Landlord's consent to Tenant's plans and specifications shall apply to concept only and shall not pertain to nor create any responsibility on the part of Landlord regarding compliance with laws, performance, design and/or proper functioning of Tenant's Work. Tenant shall be solely responsible for the proper functioning of Tenant's Work including but not limited to its effect upon the Building and Building systems. Landlord's consent to Tenant's plans and specifications explicitly excludes any work beyond Building lines except for sidewalk work specifically shown on said plans and specifications which sidewalk work must match the existing sidewalk with full flag replacement. If Landlord obtains outside opinion(s) from an architect, engineer and/or other professional service in determining whether to grant or withhold consent to Tenant's plans and specifications, Tenant agrees to pay the costs Landlord so incurs. Landlord's right to retain parties, at Tenant's sole cost and expense, to provide expert opinions shall only be exercised by Landlord if Landlord in Landlord's reasonable opinion decides that Landlord has a reasonable need for the subject outside expert opinion, and in such event such expert opinion must be obtained at commercially reasonable rates.

     (iii) Tenant and Tenant's contractors shall employ only labor in the performance of Tenant's Work which shall be compatible with all other labor in the Building; Tenant agrees to employ only first class workmanlike contractors and labor which are first approved in writing by Landlord which approval as to any such contractor or subcontractor proposed by Tenant to perform any Tenant's Work in and to the interior of the demised premises which Tenant's Work is nonstructural and which does not affect Building systems shall not be unreasonably withheld or delayed, provided such contractors and mechanics (including, but not limited to all of their employees) must be in all instances compatible with labor employed in, at and by the Building.

     (iv) Tenant shall be responsible for Tenant, any contractors employed by Tenant, any subcontractors employed by Tenant's contractors, and any labor employed to render services and furnish labor at the demised premises being covered by worker's compensation insurance and Tenant shall furnish Landlord with each subject certificate before commencement of any Tenant's Work.

     (v) Tenant shall procure each and every permit, license, franchise, or other authorization required for the performance of Tenant's Work and Tenant shall furnish Landlord with each such item before commencement of any Tenant's Work.

     (vi) Promptly following the completion of Tenant's Work, Tenant shall obtain and furnish to Landlord all appropriate certifications from all authorities having jurisdiction to the effect that Tenant's Work has been performed and completed in accordance with the filed plans, if any, and with all laws, rules, regulations and orders of said authorities having jurisdictions.

     (vii) Tenant shall furnish Landlord with a list of all Tenant's contractors, subcontractors, material suppliers and laborers (collectively defined as "Tenant's Personnel"). Tenant shall be responsible for Tenant's Personnel furnishing to Landlord (a) a partial release of lien-simultaneously with each payment by Tenant to Tenant's Personnel for any labor performed or materials furnished and (b) a final release of lien immediately upon a final payment by Tenant to any of Tenant's Personnel for any labor performed or materials furnished.

     (vii) Tenant agrees to guaranty payment for Tenant's Work and hold harmless and indemnify Landlord relative to Tenant's Work and any and all claims arising out of Tenant's Work.

     (ix) Anything to the contrary contained in this Lease notwithstanding, for any period during which Tenant's Work is being performed, Landlord shall not be required to provide cleaning services provided for under the terms of this Lease, if any, and Tenant shall be responsible for the removal of refuse and rubbish from the demised premises and the Building on a daily basis in conformity with Building requirements.

     (x) In the event Tenant's Work requires the shut down of any of the Building's facilities or systems (including but not limited to sprinkler lines, steam lines, gas lines and plumbing lines), such shut down shall be permitted only in the event and at such times that the shut down does not, in Landlord's sole judgement, adversely affect the Building's facilities or systems or interfere with Landlord or other tenants of the Building and Tenant shall pay Landlord upon demand the Building standard rate charges, including overtime costs and charges if applicable, for each such shut down of the Building's facilities or systems.

PLEASE INITIAL
SC         illegible
LANDLORD   TENANT

51.  ESTOPPEL CERTIFICATE
     --------------------

     Tenant agrees, at any time, and from time to time, upon not less than ten
(10) days prior written notice from Landlord, to execute, acknowledge, and deliver to Landlord, a notarized statement in writing addressed to Landlord and/or any other party designated by Landlord certifying (a) that this Lease is unmodified (or if this Lease has been modified specifying any such modification) and in full force and effect, (b) the dates to which rent, additional rent, and other charges have been paid, (c) whether or not, to the best of Tenant's knowledge, there exists any default by Landlord or Tenant in the performance of any term or condition of this Lease and if so specifying the nature of each such default, and (d) such other information as Landlord may reasonably require; it being intended that any such statement delivered pursuant to this Article may be relied upon by Landlord, and by any mortgagee or prospective mortgagee under any mortgage affecting the Building and/or the land on which the Building is located, and by any purchaser, prospective purchaser, net lessee or prospective net lessee of the Building and/or the land on which the Building is located. Time shall be deemed of the essence with regard to Tenant's material obligations set forth in this Article and Tenant's failure to timely fulfill the requirements contained in this Article shall be deemed a material default under the terms of this Lease giving rise to all of Landlord's rights, including but not limited to Landlord's right to terminate this Lease, and in addition Tenant shall be liable for all damages, (excluding consequential damages) which may be substantial, sustained by Landlord due, in whole or in part, to Tenant's failure to timely provide Landlord with the Tenant's statement described in this Article. Tenant agrees, at any time, upon demand of Landlord, to immediately deliver to landlord an original execution counterpart of this Lease (including all modifications and relevant correspondence) or an exact copy of this Lease (including all modifications and relevant correspondence) certified by Tenant to be a true and complete copy of this Lease.

52.  HOLDOVER
     --------

     If Tenant shall hold possession of the demised premises after the expiration of the term of this Lease or the prior termination of this Lease, and the Lease is not renewed or a new lease is not entered into between the parties, the parties hereby agree that Tenant's occupancy of the demised premises after the expiration of the term or prior termination of this Lease shall be deemed that of a trespasser commencing on the first day after the expiration of the term or prior termination of this Lease. Notwithstanding the fact that Tenant shall be deemed to be a trespasser, after the expiration of the term or prior termination of this Lease, Tenant shall continue to be fully responsible for the faithful performance by Tenant of all of the terms set forth in this Lease, except Tenant shall pay on the first day of each month after the expiration or sooner termination of this Lease for use and occupancy of the demised premises an amount equal to the higher of (i) an amount for the first two (2) months of the holdover equal to one and one half (1 1/2) times and thereafter three times the sum of (a) the monthly installment of basic annual rent payable by Tenant during the last year of the original term of this Lease (i.e., the year immediately prior to the holdover period) plus (b) all monthly installments of additional rent payable by Tenant pursuant to the terms of this Lease that would have been billable monthly by Landlord had the term of the Lease not expired; or (ii) an amount equal to the then market rental value of the demised premises as shall be established by Landlord giving notice to Tenant of Landlord's good faith estimate of such market rental value.

     Tenant shall occupy the demised premises during the holdover period in its "as is" condition as of the expiration of the term or prior termination of this Lease and Landlord shall not be required to perform any work, furnish any materials or make any repairs within the demised premises during the holdover period. Nothing contained in this Lease shall be construed as a consent by Landlord to the possession by Tenant of the demised premises beyond the expiration of the term or prior termination of this Lease, and Landlord, upon said expiration of the term or prior termination of this Lease shall be entitled to the benefits of all legal remedies that may now be in force or may hereafter be enacted relating to immediate repossession of the demised premises by Landlord and in addition Landlord shall be entitled to recover any and all damages, direct and/or consequential, sustained by Landlord (including but not limited to special damages) as a result of Tenant's holdover, which recovery of damages shall be distinguished from and not be offset by any payment made by Tenant for the use and occupancy of the demised premises.

53. NO EMPLOYMENT AGENCY MESSENGER SERVICE, RETAIL OR RESIDENTIAL USE OF DEMISED PREMISES
     --------------------------------------------------------------------

     It is an express condition of this Lease that the demised premises be used for commercial purposes only in accordance with the provisions herein contained. In no event may the demised premises be used for Employment Agency, Messenger Service, Retail or Residential purposes and Tenant covenants and agrees to use the demised premises only for the commercial purposes specified in Article 2 of this Lease. Accordingly, his expressly agreed that any violation by Tenant of its agreements, representations and obligations pursuant to this Article shall constitute a material default by Tenant under the terms of this Lease entitling Landlord to exercise any and all rights granted Landlord pursuant to Articles 17 and 18 of this Lease, including without limitation, the right to terminate this Lease and recover possession of the demised premises by reason of Tenant's default.

54.  WAIVER OF COUNTERCLAIM
     ----------------------

     Tenant waives its right and agrees not to interpose any counterclaim or offset of whatever nature or description in any proceeding or action which may be instituted by Landlord against Tenant to recover possession of the demised premises, for the collection of rent, additional rent, other charges, or for damages, unless Tenant's failure to interpose such counterclaim would result in a waiver of Tenant's right to assert same in a separate Proceeding. This clause, as well as the "waiver of jury trial" provisions of this Lease, shall survive the termination or any cancellation of this Lease. Nothing, however, contained in this Article shall preclude Tenant from instituting a separate action against Landlord with respect to any claim that Tenant may have against Landlord or from moving to consolidate such action with any action or proceeding which may have been instituted by Landlord; it being understood, however, that Landlord may oppose any motion of consolidation.

PLEASE INITIAL
SC         illegible
LANDLORD   TENANT

56.  TWENTY-FOUR HOUR ACCESS
     -----------------------

     Subject to force majeure, any other cause beyond Landlord's reasonable control and the provisions of Articles 13 and 26 of this Lease, it is understood and agreed that Tenant shall be permitted access to the demised premises on the eleventh (11th) floor of the Building seven (7) days per week, twenty-four (24) hours per day, three hundred sixty-five (365) days per year.

57.  SUPERVISION OF TENANT'S INVITEES, EMPLOYEES, ETC.
     -------------------------------------------------

     Tenant acknowledges and agrees that the Building of which the demised premises forms a part is a first-class loft building. Tenant further acknowledges that as an inducement to Landlord to enter into this Lease with Tenant, Tenant has and does represent, covenant and agree that Tenant will take all necessary measures and institute all procedures as may be found necessary to insure that Tenant's clients, invitees, and personnel do not loiter or congregate in the public area of the Building (including but not limited to the corridors, elevators, lobbies, lavatories, etc.) and that such clients, invitees and personnel will at all times conduct themselves in a proper business-like manner when passing through such public areas of the Building for purposes of access and egress to and from the demised premises. Tenant further acknowledges and agrees that any breach by Tenant of its foregoing agreements and representations will materially injure Landlord who has intentions to rent space in the Building to major tenants and who does not wish to have other present tenants of the Building disturbed, annoyed or inconvenienced. Accordingly, it is expressly agreed that any violation by Tenant of its agreements, representations and obligations pursuant to this article shall constitute a material default by Tenant under the terms of this Lease entitling Landlord to exercise any and all rights granted Landlord pursuant to Articles 17 and 18 of this Lease including without limitation the right to terminate this Lease and recover possession of the demised premises by reason of Tenant's default.

PLEASE INITIAL
SC         illegible
LANDLORD   TENANT

59.  COMPLIANCE WITH LAWS
     --------------------

     Except as otherwise expressly set forth in Footnotes 15B and 59G hereof and Article 74 hereof, Tenant shall be responsible for compliance with all now and hereafter existing laws, rules, regulations, requirements, etc. (collectively the "Laws"), and any and all modifications and amendments thereto, including but not limited to New York City Local Laws 5/73, 10/80, 10/81, 16/84, 76/85 and 58/87 and the Americans with Disabilities Act, of any governmental or quasi-governmental entity having jurisdiction over the Building of which the demised premises forms a part, including without limitation the United States, the State and City of New York, and all departments and divisions thereof, relating to the demised premises and/or the Building of which the demised premises forms a part, including but not limited to all systems, sub-systems, assemblies, components, exterior, public areas, toilets, elevators, partitioning, layout, wiring, conduits, lighting, exit signs, sprinklers, communications, pressurization, and installations in, to and of the demised premises and/or the Building of which the demised premises forms a part, as more particularly set forth below in this Article. Work required under this Article and related maintenance (collectively, the "Compliance Work") performed by Tenant shall be performed in accordance with and subject to tall applicable provisions of this Lease and the Laws. Tenant shall be responsible to perform at Tenant's sole cost and expenses all Compliance Work wholly within the demised premises to the extent required to be performed by Tenant pursuant to the provisions of this Lease. Prior to performing any Compliance Work, Tenant shall, except in an emergency, give Landlord fifteen (15) business days prior written notice. Landlord shall have the option (the "Landlord's Compliance Work Option") to perform Compliance Work on Tenant's behalf at Tenant's sole cost and expense. Landlord's Compliance Work Option shall not apply to the performance of the initial Tenant's Work to be performed by Tenant in the demised premises within the first nine (9) months after the Commencement Date of this Lease. Any Compliance Work to be performed by Landlord (or by its agent or an outside contractor to be hired by Landlord or its agent) on Tenant's behalf pursuant to the provisions of this Article 59 shall be performed for a commercially reasonable price, given the scope of the work and the class of labor generally used by Landlord in the Building for work of similar scope. If Landlord fails to exercise Landlord's Compliance Work Option, Tenant shall promptly perform the subject Compliance Work in accordance with this Article. Landlord shall perform at Tenant's sole cost and expense subject to Article 61 of this Lease all Compliance Work wholly or partially outside the demised premises which relates solely to the demised premises. Landlord's sole responsibility with respect to any work Landlord performs on Tenant's behalf, under this Article or otherwise, shall be limited to the workmanlike manner of said work and Tenant shall be responsible for the drawing of plans for said work in compliance with Laws and the costs incurred in obtaining of all certifications, permits, approvals, job sign-offs and violation sign-offs relating to said work. Anything to the contrary contained in this Article 59 notwithstanding, Tenant shall not be obligated to perform any Compliance Work necessary to comply with any Laws or governmental requirements, unless compliance shall be required by reason of (i) any cause or condition arising out of any Tenant's Work or alterations made by Tenant or by Landlord on behalf of Tenant, or (ii) Tenant's particular use, manner of use or occupancy on behalf of Tenant of the demised premises (as opposed to mere office use), or
(iii) any breach of any of Tenant's covenants or agreements under this Lease or
(iv) any requirements arising out of the Americans with Disabilities Act, Public Law 101-336, 42 U.S.C. SS 12101 et seq. ("Disabilities Act") within the demised premises. Landlord shall be responsible for complying with all other Laws and governmental requirements which are not the responsibility of Tenant pursuant to this Lease (including compliance with the requirements of the Disabilities Act which impose a duty on Landlord with respect to the common areas of the Building) provided, however, that Landlord shall not be obligated hereunder to perform any such compliance work except to the extent that Landlord's failure so to comply impairs Tenant's use of the demised premises for the purposes permitted in Article 2 hereof; and provided further that Landlord may defer compliance with any such Law or governmental regulation which Landlord is responsible for pursuant to this sentence so long as Landlord shall be contesting the validity or applicability thereof and so long as such contest does not prevent or materially delay Tenant in obtaining any permits or other authorization necessary for Tenant's initial installation work.

60.  CESSATION OF SERVICES AFTER TERMINATION OF LEASE
     ------------------------------------------------

     If Tenant shall be in default in the payment of rent __ additional rent under this Lease or otherwise shall be in default under this Lease beyond the expiration of applicable notice and cure periods and Landlord shall in accordance with the applicable provisions of this Lease elect to terminate this Lease on account of any such default, whether such termination be effected by notice given to Tenant pursuant to Article 17 of this Lease or by Landlord instituting appropriate legal action against Tenant, or if Tenant shall vacate the demised premises, Landlord shall have the right, from a______ after the date of termination of this Lease or the date of Tenant vacating the demised premises, to cease furnishing any services to demised premises beyond that which is included as part of the basic annual rent hereunder, unless paid for in advance by Tenant and the cessation furnishing any such additional services shall not constitute an actual constructive, partial or total eviction, and notwithstanding the fa____ that Landlord may have ceased furnishing any such additional services to the demised premises, Tenant expressly covenants and agrees that Landlord shall be entitled to recover liquidated damages from Tenant under the holdover provisions of this Lease for any period that Tenant hold over in the demised premises subsequent to any above-described termination of this Lease, or in the case of Tenant's having vacated the demised premises, Tenant shall be required to pay full rent and additional rent under this Lease.

61.  LANDLORD'S OVERHEAD, SUPERVISION AND APPROVAL CHARGES
     -----------------------------------------------------

     Whenever Landlord or its agent (collectively, the "Landlord") (i) installs a water meter or provides metered water pursuant to Article 28 of this Lease,
(ii) at Tenant's request or pursuant to an express provision in this Lease or
(ii) performs work or furnishes services for Tenant at separate charge, or
(iii) on Tenant's behalf performs work which Tenant should have performed but failed to perform prior to the expiration of the time period applicable thereto, in addition to all other charges that Tenant may be required to pay under this Lease, Tenant shall pay Landlord (or Landlord's agent if so directed by Landlord), within ten (10) days of Landlord's submission of the bill therefor, an amount equal to 15% of the total amount expended by or on behalf of Landlord and/or Tenant in connection with the same (representing charge for overhead and for supervision). Landlord and Tenant acknowledge and agree that the 15% markup provided herein for overhead and supervision shall not be added to the Tenant's Electric Current Charge to be computed pursuant to the provisions of Article 38 hereof, the computation of which includes a "Landlord's Adjustment" of 10% of the Net Charge as provided therein.

     If Tenant submits any plan or specification to Landlord for approval, Tenant shall pay Landlord (or Landlord's agent if so directed by Landlord) the sum of $500 simultaneously with said submission of the subject plan or specification. Said sum shall be payable irrespective of whether or not approval of such plan or specification is granted or such plan or specification is returned to Tenant with objections thereto. Such charge of $500 and the fees of any architect or engineer hired by Landlord for the purpose described in the last paragraph of this Article 61 shall be waived for Tenant's plans and specifications relating to the initial Tenant's Work to be performed by Tenant in and to the demised premises prior to April 30, 1998

     If any plan or specification submitted to Landlord shall require, in Landlord's reasonable opinion, the expert opinion of an independent architect, engineer or other professional service in order for Landlord to determine whether or not to approve or withhold approval thereto. Landlord may retain an architect, engineer or other professional service for such purpose and Tenant agrees to pay Landlord (or Landlord's agent if so directed by Landlord) an amount equal to the fee of such architect, engineer or other professional service actually paid by Landlord for reviewing such plan or specification.

PLEASE INITIAL
SC         illegible
LANDLORD   TENANT

62.  APPLICATION OF SECURITY
     -----------------------

     If Landlord shall apply all or a portion of the Tenant's security deposit under this Lease towards the curing of a default by Tenant, Tenant shall, within ten (10) days of Landlord's giving Tenant written notice of such application of Tenant's security deposit, deposit with Landlord an amount equal to the sum so applied by Landlord so as to restore the security deposit to the amount held by Landlord prior to such application; Tenant's failure to timely deposit such amount with Landlord in full shall constitute a material default on the part of Tenant under this Lease.

63.  BROKER
     ------

     Tenant covenants and represents that Tenant has dealt with no broker in connection with this Lease or the demised premises other than Sylvan Lawrence Company, Inc. and Lexington Real Estate Company. Tenant agrees to indemnify and hold harmless Landlord and Landlord's agent, Sylvan Lawrence Company, Inc., from responsibility, loss, costs and damages in connection with any claim for commission or other fees made by any broker, other than the broker(s) named in the immediately preceding sentence, claiming to have dealt with Tenant in connection with this Lease or the demised premises. Tenant shall have no obligation to pay a commission or other fee regarding this Lease to the broker(s) named in the first sentence of this Article unless Tenant has undertaken to do so by separate written agreement between Tenant and Lexington Real Estate Company. Landlord covenants and represents that Landlord to the best of its knowledge has dealt with no broker in connection with this Lease for the demised premises other than Sylvan Lawrence Company, Inc. and Lexington Real Estate Company. Landlord agrees to indemnify and hold harmless Tenant from responsibility, loss, costs and damages in connection with any claim for commission or other fees made by any broker, other than the brokers named in the immediately preceding sentence, who dealt with Landlord in connection with this Lease or the demised premises on a disclosed basis. Landlord agrees to pay to the brokers specified in this Article 63 [i.e., Lexington Real Estate Company and Sylvan Lawrence Company, Inc.] such compensation, commissions or charges, if any, to which they are entitled pursuant to the separate agreements between said brokers and Landlord.

64.  RIDER PORTIONS PREVAIL
     ----------------------

     The rider portions of this Lease shall be read in conjunction with the printed standard form of lease to which the rider portions are annexed. If there is any inconsistency or ambiguity between the terms of the rider portions of this Lease and the standard form of lease, the rider potions of this Lease shall prevail.

65.  NO OTHER PRESENTATIONS, CONSTRUCTION, GOVERNING LAW
     ---------------------------------------------------

     Tenant expressly acknowledges and agrees that Landlord and Landlord's agents have not made and are not making, and Tenant is not relying upon, any warranty, representation, promise or statement, except to the extent the same are expressly set forth in this Lease or in a written agreement between Landlord and Tenant entered into simultaneously with the execution and delivery of this Lease and which expressly refers to this Lease. This Lease shall be governed in all respects by the laws of the State of New York.

66.  ELEVATOR AND BUILDING SYSTEM INSTALLATIONS
     ------------------------------------------

     Throughout the term of this Lease, including renewals and extensions, Tenant agrees that Landlord shall have the right, upon Landlord's giving Tenant not less than thirty (30) days prior written notice, to reclaim a portion or portions of the demised premises solely for the purpose of (i) installing additional elevator(s) in the Building and/or (ii) improving Building system(s), provided the amount of such reclaimed space shall be limited to such space as is required for the proper installation, access and operation of (i) said elevator(s) and space which is required for public purposes relating to said elevator(s) and/or (ii) the subject improvement(s) to Building system(s) and shall be in an area which shall not materially and adversely affect Tenant's use of the demised premises as permitted in Article 2 hereof. The total square footage which Landlord may recapture over the term of this Lease pursuant to this Article 66 shall not exceed 400 square feet. Landlord shall be permitted access to the demised premises to perform the work to install and maintain said elevator(s) and/or improvement(s) to Building system(s), including the right to take all necessary materials and equipment into the demised premises without the same constituting an eviction, and Tenant shall not be entitled to any abatement of rent while such work is in progress or any damages by reason of loss or interruption of business or otherwise. Upon Landlord's reclaiming a portion of the demised premises as provided for in the immediately preceding sentence, Tenant's Proportionate Share defined in Article 40 of this Lease shall be proportionately reduced on a pro rata basis to correspond to the percentage decrease in the rentable square footage of the demised premises calculated by comparing the size of the demised premises prior to said reclaiming of space to the size of the reclaimed space. In addition, the basic annual rent provided on page 1 of this Lease shall be proportionately reduced on a pro-rata basis to correspond to the percentage decrease in the rentable square footage of the demised premises calculated by comparing the size of the demised premises prior to said reclaiming of space to the size of the subject reclaimed space. Landlord agrees to use Landlord's reasonable efforts to perform such installation in a manner which minimizes interference with Tenant's use of the demised premises and Landlord shall be responsible to make repairs and restoration reasonably required as a direct result of such installation. Except as otherwise specifically set forth in this Article, the terms and conditions of this Lease shall not be modified by reason of the installation(s) and maintenance thereto. Anything to the contrary contained in this Article 66 notwithstanding:

     (A) No portion or portions of the demised premises to be reclaimed by Landlord under this Article 66 shall be deemed to materially and adversely affect Tenant's use of the demised premises, as permitted by
     Article 2 of the Lease, if the affected portion or portions of the demised premises or the Tenant's installation therein, as applicable, can be reconfigured so that the demised premises will be usable by Tenant without material adverse affect resulting from Landlord's reclaiming the subject portion of the demised premises under this
     Article 66.

     (B) With regard to work to be performed by or on behalf of Landlord under this Article 66, Landlord shall exercise reasonable diligence so as to minimize the disturbance to Tenant but nothing contained herein shall be deemed to require Landlord to perform the same on an overtime or premium pay basis, unless Tenant is willing to reimburse Landlord for the difference between the normal full-time pay basis and overtime or premium pay basis and the performance of same on such overtime or premium pay basis is available and reasonably practicable.

     (C) Subject to the terms of this Article 66 [as modified by these clauses (A) through (E),] Landlord shall at its sole cost and expense install any reasonably necessary partition wall(s) and restore the portions of the demised premises (and systems, if any, serving said portions) affected by work under this Article 66, to substantially the conditions they were in immediately prior to the performance of such work.

     (D) With regard to the work to be performed by or on behalf of Landlord under this Article 66, Landlord agrees to only bring material and equipment into the demised premises when it is reasonably likely that same will be needed on the day on which same is brought into the demised premises and Landlord shall have the right to store upon the demised premises only reasonable quantities of same.

     (E) The reclaimed square footage shall no longer be deemed part of the demised premises for purposes of this Lease.

67.  PROVISIONS SEVERABLE
     --------------------

     If any term or provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

68.  EXECUTION AND DELIVERY OF LEASE
     --------------------------------

     Landlord's submission of this Lease to Tenant for review and execution shall confer no rights nor impose any obligations on either Landlord or Tenant unless and until both Landlord and Tenant shall have executed this Lease and fully executed duplicate originals of this Lease shall have been delivered to each of Landlord and Tenant.

69.  UNCOLLECTIBLE CHECKS
     ---------------------

     If Landlord receives a check from Tenant for the payment of basic annual rent, additional rent and/or any other charges due under this Lease which is uncollectible by Landlord due to insufficient funds in Tenant's account or for any other reason, Tenant shall pay Landlord, or at Landlord's option Tenant shall pay Landlord's agent, a service charge in the sum of one hundred dollars ($100) as additional rent representing Landlord's time and expense in processing such uncollectable check. Landlord shall have the right at any time and from time to time during the term of this Lease to require that Tenant's checks in payment of basic annual rent, additional rent and/or any other charges due under this Lease be drawn on a member bank of the New York Clearing House Association. Notwithstanding the provisions of the immediately preceding sentence, Tenant may make the payments set forth therein by check drawn on a national bank having its principal office in the Continental United States or drawn on an account at a bank or branch of a bank located in New York City provided that Tenant shall submit such checks to Landlord at such time as to ensure that each such check will clear (i.e., funds therefor will be available to Landlord) no later than a check drawn on a bank which is a member of the New York Clearing House Association would have cleared if same had been timely submitted to Landlord on the due date therefor set forth in this Lease. The provisions of this Article shall not limit Landlord from enforcing any other rights Landlord may have under this Lease in the event of Landlord's receipt of any uncollectable check, and Landlord's right to collect a service charge provided for above shall be in addition to all other rights of Landlord contained in this Lease.

PLEASE INITIAL
SC         illegible
LANDLORD   TENANT

70.  EFFECT OF GOVERNMENTAL LIMITATION ON RENTS AND OTHER CHARGES

     ------------------------------------------------------------

     If any law, decision, order, rule or regulation (collectively the "Limiting Law") of any governmental authority shall have the effect of limiting for any period of time (the "Period of Limitation") the amount of basic annual rent and/or additional rent or other amounts payable by Tenant under this Lease to an amount less than the amount provided for under the terms of this Lease, then:

     I.   The following provisions shall apply:

          (a) Throughout the Period of Limitation, Tenant shall remain liable for the maximum amount of basic annual rent and/or additional rent and other amounts which are legally payable; and

          (b) When the Period of Limitation ends, or if the Limiting Law is repealed, or following any order or ruling that substantially restrains or prohibits enforcement of the Limiting Law, Tenant shall pay Landlord, within thirty (30) days after demand (to the extent that payment of such amounts is not prohibited by law), all amounts that would have been due from Tenant to Landlord during the Period of Limitation but which were not paid because of the Limiting Law; and thereafter, Tenant shall pay Landlord basic annual rent and/or additional rent and all other amounts due pursuant to this Lease calculated as if there had been no Period of Limitation, provided, however, that Tenant shall have no obligation to make any reimbursement to Landlord pursuant to this Article 70 if either the intervening period of limitation ends or if the Limiting Law is repealed after the Expiration Date of this Lease (including any renewal or extension thereof).

71.  ELECTRICAL AND ELECTRONIC EQUIPMENT, ETC.
     -----------------------------------------

     With regard to all electrical and/or electronic equipment, machinery, fixtures, furnishings, products, lighting and/or methodologies installed in or used at the demised premises, including but not limited to telecommunications, mainframe and personal computers and uninterrupted power supply, and all subject connections including but not limited to wire, conduit, and fiber optic and other cable, Tenant agrees that at all times the same shall:

          (i) Comply with Underwriters Laboratory standards and National Electric Code and New York City Electric Code requirements and any and all other such standards and requirements which are applicable.

          (ii) Not produce Radio Frequency Interference Emissions or Electromagnetic Interference Emissions in excess of the limit described in The Federal Communications Commission Code part 15, subpart J, class A or any other such applicable limit.

          (iii) Produce a maximum of five percent (5%) Total harmonic current Distortion (defined by The Institute of Electrical and Electronic Engineers Committee #519 of 1992 and adapted by The American Standards institute) at the demised premises' electric distribution panel(s), motor control center(s) and/or automatic transfer switch(es). Tenant shall provide Landlord with evidence satisfactory to Landlord of Tenant's compliance with Tenant's obligations under this clause (iii) in the form of appropriate Total Harmonic Current Distortion analysis as and when requested by Landlord in a manner and format acceptable to Landlord by spectrum analyzer or other device acceptable to Landlord. Tenant shall correct any failure of Tenant to be in compliance with Tenant's obligations under this clause (iii) within five (5) days of Tenant's knowledge of such failure of compliance or Landlord shall have the right, but not the obligation, to remedy or reduce the excess distortion in any manner Landlord may choose in Landlord's sole discretion at Tenant's sole cost and expense.

             (iv) For the purpose of confirming Tenant's compliance with the terms of clauses (i), (ii) and (iii) of this Article, be subject to Landlord's review and/or approval, at Tenant's sole cost and expense with respect to Landlord's out-of-pocket costs for said review and/or approval, upon installation, connection, modification and/or replacement, and from time-to-time, as reasonably required by Landlord.

     Tenant's full compliance with the terms of this Article set forth above notwithstanding and anything to the contrary contained in this Lease notwithstanding, Tenant shall be responsible for all adverse affects of backflow, backfeed, harmonics and other like-type conditions, whether to, in, at, or outside the Building, which emanate from, are caused by, or relate to the demised premises and/or the systems serving the demised premises and/or the equipment, machinery, fixtures, furnishings, products and lighting located in the demised premises.

PLEASE INITIAL
SC         illegible
LANDLORD   TENANT

72.  SECURITY
     --------

     (a) The security deposit in the sum of $510,284.00 (the "LC Amount") shall be delivered and deposited by Tenant with Landlord simultaneously upon the execution of this Lease by Tenant in the form of a clean, non-documentary, unconditional and irrevocable letter of credit in form and content reasonably satisfactory to Landlord for the benefit of and delivered to Landlord from a member bank of the New York Clearing House Association having its principal place of business or its duly licensed branch or correspondent bank (which too must be a member of the New York Clearing House Association) for presentation in this Borough of Manhattan of the City of New York. Such letter of credit shall have an expiration date no earlier than the first anniversary of the date of issuance thereof and shall be automatically renewed from year-to-year unless terminated by the issuer thereof by notice to Landlord given not less than forty-five (45) days prior to the expiration thereof (as to the giving of which notice time shall be of the essence). It is hereby understood and agreed that Tenant must continue to provide Landlord with an enforceable letter of credit for the LC Amount throughout the entire term of this Lease without any gaps between the expiration of an existing letter of credit and the date that any succeeding replacement letter of credit becomes effective. In this regard, Tenant shall, throughout the term of this Lease deliver to Landlord, in the event of the termination of any such letter of credit, replacement letters of credit in lieu thereof (each such letter of credit and such extensions or replacements thereof, as the case may be, is hereinafter referred to as a "Letter of Credit") no later than forty-five (45) days prior to the expiration date of the preceding Letter of Credit (as to which obligation time shall be of the essence). The term of each such Letter of Credit shall be automatically renewable from year-to-year as aforesaid and each Letter of Credit and the issuer thereof shall satisfy all of the requirements set forth in this Article 72 therefor. If Tenant shall fail to obtain and provide Landlord any replacement Letter of Credit within the time limit set forth in this Paragraph 72(a) (time being deemed of the essence with respect to such time limit) Landlord may cash in the existing Letter of Credit for the then full LC Amount and thereafter continue to hold the LC Amount as cash security as provided in subparagraph (b) hereof. Each Letter of Credit shall be in a form in which the presentation of the Letter of Credit shall be accepted by the issuing bank upon just the presentation of the Letter of Credit to said issuing bank. Each Letter of Credit shall also be fully assignable by Landlord without any requirements that Landlord pay a processing fee or other Bank fee as a condition for said assignment. It is understood and agreed that the funds secured by the Letter of Credit described in this Article shall be controlled in a like manner as funds deposited under the terms of Article 31 of this Lease and any remaining funds shall be retained by Landlord as additional security in accordance with subparagraph (b) of this Article 72 of the Lease. If the Letter of Credit should lapse or expire for any reason whatsoever at any time during the term or any renewal period of this Lease, Tenant must immediately deposit with Landlord the sum of LC Amount cash to be held by Landlord pursuant to Article 31 and subparagraph (b) of this Lease. If Tenant fails to deposit said LC Amount in cash with Landlord within ten (10) days of notice to Tenant by Landlord of the lapse or expiration of the Letter of Credit, Tenant shall be deemed to be in material default under this Lease giving rise to all of Landlord's rights and remedies in the event of such default including but not limited to the right to terminate this Lease in the event thereof in which case the parties agree that Landlord may immediately institute a summary hold-over proceeding in Civil Court, New York County, to recover physical possession of the demised premises.

     (b) Subject to clause (a) set forth immediately above, the security deposited pursuant to Article 31 of this Lease shall be placed in an interest bearing account in the CHASE MANHATTAN BANK, 380 Madison Avenue, New York, New York, subject to Landlord's sole right to change the depository at any time to any banking organization having a place of business in the State of New York. It is also understood and agreed that 1.0% per annum of the security funds, shall be retained by Landlord as an administrative fee. Interest earned thereon, less the foregoing administrative fee of 1.0% per annum of the security funds shall be returned to Tenant at the same time as, and under the same terms and conditions described above relating to the principal amount of the security deposit.

     (c) Provided that (i) Tenant shall not be in default of the terms, provisions, covenants and conditions of this Lease, including the timely payment of all basic annual rent and additional rent due hereunder beyond the applicable notice and cure period, (ii) the original security deposited hereunder pursuant to Article 31 of the Lease is still on deposit with Landlord as aforesaid and Landlord shall not have previously applied the whole or any part of the security so deposited by reason of Tenant's default and (iii) Tenant shall not have suffered any material adverse change in Tenant's financial condition so as to render Tenant unlikely to meet all of its obligations under this Lease for the balance of the term thereof, then the LC Amount required to be maintained hereunder shall be reduced to $339,649.00 on October 1, 2002, and Tenant shall deliver to Landlord a replacement Letter of Credit or amendment to the then current Letter of Credit to indicate that the LC Amount has been reduced to $339,649.00. Thereafter, Landlord's and Tenant's rights to the security deposited hereunder, as reduced in accordance with the preceding sentence, shall be the same as if that sum had been provided for as the original securitY deposited hereunder.

73.  RELOCATION
     ----------

     (a) Anything to the contrary contained in this Lease notwithstanding, Landlord, upon not less than sixty (60) days prior written notice to Tenant, shall have the right to substitute, as of a date specified in said notice (the "Effective Date") (hereinafter defined), other space (the "Substitute Space") in the Building of which the demised premises forms a part as the demised premises hereunder in lieu of the space (the "Prior Space") then constituting the demised premises hereunder immediately prior to the giving of such notice. The Effective Date shall be the date on which both of the conditions set forth in subclauses (i) and (ii) below are satisfied: (i) Landlord has substantially completed preparing the Substitute Space for Tenant's occupancy pursuant to the terms hereof; and (ii) either (a) in the case where Tenant elects to perform Tenant's Moving Work (defined below) the date ten (10) business days after Landlord has substantially completed preparing the Substitute Space for Tenant's occupancy in accordance with the terms of this Article 73 of which date of substantial completion Landlord shall have given Tenant not less than five (5) business days notice (herein called the "Ready Notice"), or (b) in the case where Tenant elects to have Landlord perform Tenant's Moving Work, the date on which Landlord has substantially completed Tenant's Moving Work.

     (c) Automatically on the Effective Date, the Substitute Space shall constitute the demised premises hereunder and all of the terms of this Lease shall apply thereto, and the Prior space shall automatically be deleted from the coverage of this Lease and the term of this Lease insofar as the Prior Space only is concerned shall be deemed to have ceased and expired with the same force and effect as if the Effect Date were originally provided in this Lease as the expiration date hereof but this Lease shall continue in full force and effect for the full term hereof with respect to the Substitute Space).

     (d) Tenant covenants and agrees to quit and surrender vacant full possession of the Prior Space to Landlord on the Effective Date free and clear of any leases, tenancies and rights of occupancy of anyone claiming by or through Tenant. If Tenant shall fail or refuse to surrender such vacant full possession of the Prior Space to Landlord on or before the Effective Date (for any reason other than Landlord's failure to furnish moving labor to Tenant), then and in such event Tenant shall pay to Landlord for each day or fraction thereof that Tenant shall fail to surrender such vacant full possession of the Prior Space to Landlord (in addition to all rent and additional rent provided to be paid under this Lease which is applicable from and after the Effective Date to the Substitute Space) an agreed-upon sum equal to three times the quotient obtained by dividing (i) the sum of the monthly installment of basic annual rent then payable under this Lease plus one-twelfth (1/12) of all additional rent then payable under this Lease by (ii) thirty (30) (the "Daily Rate for the Prior Space"). Such Daily Rate for the Prior Space is in the nature of liquidated damages to Landlord for Tenant's failure to surrender such vacant full possession of the Prior Space to Landlord on or before the Effective Date. The foregoing provision for payment by Tenant of the Daily Rate for the Prior Space shall be without prejudice to Landlord's instituting summary or such other proceedings as Landlord may desire in order to obtain as promptly as possible vacant full possession of the Prior Space. The foregoing provision for payment by Tenant of the Daily Rate for the Prior Space relates solely and directly to Landlord and Tenant's mutual agreement to the daily value of the Prior Space to each of Landlord and Tenant taking into consideration Tenant's agreement to comply with the terms of this Article and to surrender vacant full possession of the Prior Space to Landlord on or before the Effective Date, time being deemed of the essence; therefore, in addition to Tenant's agreement to make payment of the Daily Rate for the Prior Space for each subject day, Tenant agrees to pay

Landlord the total amount of any loss, damage, cost or injury (including attorneys' fees and disbursements) suffered by Landlord with regard to any existing or potential transaction which is adversely affected by Tenant's failure or refusal to timely surrender the Prior Space.

     (e) Anything to the contrary contained in this Article 73 notwithstanding, in addition to Landlord's obligation set forth above in this Article 73, Landlord shall, at Landlord's cost and expense, perform the following:

     1. Landlord shall build-out the Substitute Space to be substantially equivalent to the Prior Space as it exists at the time of the relocation. In this respect Landlord shall provide space which contains not less than the total usable area contained in the Prior Space and which is newly decorated, layed out and partitioned in substantially the same manner as the Prior Space (subject to Landlord's right to make reasonable substitutions which do not diminish the quality or utility of the buildout).

     2. The Substitute Space shall be substantially comparable in configuration as the Prior Space.

     3. Landlord shall furnish Tenant, with plans and specifications for the subject relocation including drawings, mechanicals and scheduling information which shall be consistent with Landlord's rights and obligations under this Article 73.

     Anything to the contrary contained in this Article 73 notwithstanding, Tenant within ten (10) days after receipt of Landlord's aforesaid 60-day notice, may elect to (i) perform Tenant's Moving Work at Landlord's sole cost and expense, or (ii) have Landlord perform Tenant's Moving Work at Landlord's sole expense. Tenant's Moving Work shall mean the moving of Tenant's complete operation from the Prior Space to the Substitute Space, including the moving and reinstallation of all Tenant's furniture and equipment including, without limitation, Tenant's computers and shall include the costs of acquiring and during the relocation process temporarily operating duplicate (or if duplicate is no longer reasonably available, then substantially duplicate) and additional equipment which shall be reasonably necessary in accordance with accepted industry standards, if any, to ensure that no disruption of Tenant's computer based sales operation occurs during such relocation to the Substitute Space and costs of temporary labor during the relocation process to operate such duplicate (or substantially duplicate) and additional equipment. In all instances the foregoing costs shall be reasonable and competitive.

     If Tenant elects to have Landlord perform Tenant's Moving Work, then:

     1. At Tenant's request, Landlord shall perform the subject relocation in continuous fashion (with industry standard breaks permitted such as for lunch, etc.) on consecutive eight hour days.

     2. At Tenant's request, the subject relocation will be made over a week-end to 7 a.m. Tuesday [plus additional day(s) to correspond to any holiday during the relocation] but in no event shall such relocation occur during the month of December. If such move cannot be effected in a single weekend, Landlord and Tenant shall cooperate to phase the move over 2 or 3 consecutive weekends.

     If Tenant elects to perform Tenant's Moving Work itself, then:

     1. Tenant, from and after the date of the Landlord's buildout of the Substitute Space being substantially completed, shall have the right to perform Tenant's Moving Work. Landlord shall provide Tenant for the period of such performance a priority use of the Building's freight elevators to facilitate Tenant's Moving Work and otherwise cooperate with Tenant's efforts in connection therewith.

     2. Tenant, after Tenant's Moving Work is complete, shall furnish Landlord with a statement including but not limited to cancelled checks and receipts setting forth and verifying Tenant's expenses which shall have been actually, directly and solely incurred in connection with Tenant's Moving Work, and within thirty (30) days after the receipt of such statement, Landlord shall pay Tenant the amount set forth thereon or give Tenant written notice of Landlord's objections to Tenant's statement that the costs are either (i) not properly documented or (ii) not reasonable and competitive or (iii) not reimbursable because they were not so incurred in connection with Tenant's Moving Work. In all instances the foregoing costs shall be reasonable and competitive.

     3. If Tenant has not completed Tenant's Moving Work by the Effective Date, then Landlord may give Tenant a notice informing Tenant that if Tenant's Moving Work is not completed five (5) business days after the date of such notice, Landlord will have the right at any time thereafter and without further notice to immediately prosecute and complete Tenant's Moving Work.

     Landlord's build-out of the Substitute Space shall be considered "substantially completed" when such work (or so much thereof as Tenant shall require) is completed other than minor or insubstantial details of construction, decorative or mechanical adjustment that shall not interfere with Tenant's business operations as permitted by Article 2 of the Lease ("Punch List Items"). Landlord shall diligently prosecute to completion all such Punch List Items after receipt of Tenant's notice to Landlord setting forth actual Punch List Items, which Tenant shall give to Landlord within ten (10) days after the date of substantial completion set forth in the Ready Notice.

     Tenant shall provide Landlord with Tenant's full cooperation to assist Landlord in the performance of all of Landlord's obligations set forth in this
Article 73.

          (f) If Landlord shall exercise its rights pursuant to this Article 73 to relocate Tenant to Substitute Space, Landlord and Sylvan Lawrence Company, Inc. shall not be liable in any way to Tenant (or to any permitted subtenant) for any loss, liability, injury or damage whatsoever arising out of, in connection with, or as a consequence of the relocation of Tenant's business operation from the Prior Space to the Substitute Space and/or the performance of any of Landlord's obligations under this Article 73, including without limitation, the performance of Tenant's Moving Work, unless (but only to the extent) any of the foregoing shall be due to the gross negligence or wilful misconduct of Landlord, its agents or employees but in no event shall Landlord be liable to Tenant for special, indirect or consequential damages.

Anything to the contrary contained herein notwithstanding, Tenant shall not be relocated pursuant to the provisions of this Article 73 prior to the date which is the earlier to occur of (Y) January 1, 1998, and (Z) the date on which the portion of the initial Tenant's Work consisting of Permanent Building Improvements to be performed by Tenant in the demised premises as contemplated by the PBI Letter is substantially completed.

PLEASE INITIAL
SC         illegible
LANDLORD   TENANT

74.  ADA BATHROOMS
     -------------

     As soon as reasonably practicable after the Commencement Date, Landlord, at Landlord's expense, using Building standard materials and labor selected by Landlord, shall initially perform the following work in the Building: (Y) refurbish one (1) existing mens lavatory and one (1) existing womens lavatory in the center portion of the eleventh (11th) floor of the Building to a Building standard finish to be designated by Landlord and, in addition, upon completion of such refurbishment the aforesaid lavatories shall comply with the Disabilities Act (as defined in Footnote 59G hereof); and (Z) refurbish the existing mens lavatory and existing womens lavatory in the 9th Avenue portion of the eleventh floor to a Building standard finish to be designated by Landlord. At Landlord's option, Landlord may elect to perform the work described in clause (Y) to the existing mens lavatory and existing womens lavatory in the 9th Avenue portion of the 11th floor in lieu of performing said work to the lavatories in the center portion of the 11th floor, in which case Landlord's only obligation with respect to such lavatories in the center portion of the 11th floor pursuant to the provisions of this Article 74 shall be to refurbish them to a Building standard finish to be designated by Landlord. Except as set forth in the immediately preceding two sentences, Landlord shall have no liability or responsibility for Disabilities Act compliance with respect to any other bathroom(s) or lavatory on the eleventh
(11th) floor of the Building.

75.  LIABILITY FOR ASBESTOS
     ----------------------

     Landlord represents that there are no visible asbestos containing materials located in the demised premises which is presently in a friable state (which asbestos containing materials is not presently accessible to the Tenant or otherwise encapsulated in accordance with City, State and Federal codes). Accordingly, the foregoing representation shall not apply to asbestos containing tiles and glue located within the demised premises which are not presently friable. In addition, Landlord shall not be responsible for asbestos containing materials brought into the demised premises by Tenant or that which is disbursed by Tenant in an area in the demised premises which is presently encapsulated in accordance with City, State and Federal codes as described above.

76.  COMMENCEMENT OF TERM
     --------------------

     (a) The "Commencement Date" of the term of this Lease shall be the later to occur of (i) the date on which Landlord delivers vacant possession of the demised premises to Tenant and (ii) Landlord completes construction of a demising wall or walls required to separate the demised premises from other space on the floor not leased to Tenant hereunder (which wall(s) shall be taped, speckled and ready to receive Building standard paint).

     (b) The "Expiration Date" of the term of this Lease shall be the last day of the 124th month following the Commencement Date.

     (c) Landlord shall, in accordance with the foregoing, fix the Commencement Date and shall notify Tenant of the date so fixed. When the Commencement Date has so been determined, the parties shall within fifteen (15) days thereafter, at either party's request, execute a written agreement confirming such date as the Commencement Date. Any failure of the parties to execute such written agreement shall not affect the validity of the Commencement Date as fixed and determined by Landlord as aforesaid.

77.  SUPPLEMENT TO ARTICLE 7 (SUBORDINATION)
     ---------------------------------------

     Landlord represents that Landlord is the fee owner of the land and Building of which the demised premises form a part and that no mortgage affects said land and Building on the date of this Lease other than the mortgage(s) referred to in the form of nondisturbance agreement annexed hereto as Exhibit
D. Landlord agrees to cause the holder(s) of such mortgage(s) referred to in said Exhibit D to execute and deliver such non-disturbance agreement to Tenant simultaneously with the execution and delivery of this Lease to Tenant. Anything to the contrary contained in this Article 77 or Articles 7 and 43 hereof notwithstanding, this Lease shall not be subordinate to any leasehold or fee mortgage or ground or underlying lease made after the execution and delivery of this Lease unless an agreement in recordable form from the lessor(s) under such ground or underlying lease(s) or from the holder(s) of such mortgage(s) on the customary form of such lessor(s) and/or holder(s) provides in substance that unless Tenant shall be in default under this Lease and the time to cure such default has expired without cure of such default:

     (i) Neither Tenant nor any person claiming through or under Tenant shall be named or joined as a party defendant in any action, suit or proceeding which may be instituted or taken by (1) the lessor under any ground or underlying lease for the purpose of terminating such lease by reason of any default or event of default thereunder, or (2) the holder of any such mortgage to foreclose its mortgage or collect the debt secured thereby;

     (ii) Neither Tenant nor any person claiming through or under Tenant shall be evicted from the demised premises, nor shall the leasehold estate or possession of Tenant or any person claiming through or under Tenant be terminated or disturbed, nor shall any of the rights of Tenant or any person claiming through or under Tenant be affected in any way, by reason of any default or event of default under any such ground or underlying lease or under any such mortgage; and in any case the rights under this Lease of Tenant shall not be diminished, reduced or adversely affected in any way whatsoever by reason of any default or event of default under such ground or underlying lease or such mortgage or the termination of such ground or underlying lease or the foreclosing of such mortgage by reason of any default or event of default thereunder; and

     (iii) If, at any time, the lessor under such ground or underlying lease, or the holder of such mortgage (or any person, or such person's successors or assigns, who acquires the interest of Landlord under this Lease through foreclosure or a deed in lieu of foreclosure, or otherwise) shall succeed to the rights of Landlord under this Lease as a result of a default or event of default on the part of Landlord under such ground or underlying lease or under such mortgage, as the case may be, then (1) this Lease shall not terminate, (2) Tenant shall attorn to and recognize the person so succeeding to Landlord's rights (herein sometimes called "Successor Lessor") as Tenant's landlord under this

     Lease upon the then executory terms and conditions of this Lease, and
     (3) Successor Lessor shall accept such attornment and recognize Tenant as the Successor Lessor's tenant under this Lease. Upon such attornment and recognition this Lease shall continue in full force and effect as if it were a direct lease between the Successor Lessor and Tenant upon all of the then executory terms, conditions and covenants (including any right under this Lease on the part of Tenant to extend the term of this Lease) as are set forth in this Lease.

77.  SUPPLEMENT TO ARTICLE 7 (SUBORDINATION) CONTINUED
     -------------------------------------------------

     If Tenant shall fail to so execute, acknowledge and return such non-disturbance agreement as above provided, then this Lease shall be subordinate to such leasehold or fee mortgage or ground or underlying lease, as the case may be, notwithstanding the fact that the holder or lessor thereof and Tenant shall have not executed and exchanged a non-disturbance agreement, but if Tenant has executed such non-disturbance agreement, this Lease shall not be subject and subordinate to such leasehold or fee mortgage or ground or underlying lease, as the case may be, until Tenant receives the non-disturbance agreement executed by the lessor or holder of such mortgage.

                                  EXHIBIT "A"



                          [FLOOR PLAN 11TH FLOOR WEST]

                                  EXHIBIT "B"

                            DEPARTMENT OF BUILDINGS

            BOROUGH OF MANHATTAN,           THE CITY OF NEW YORK
Date:    August 27, 1974         No. _______

                            CERTIFICATE OF OCCUPANCY

   NO CHANGES OF USE OR OCCUPANCY NOT CONSISTENT WITH THIS CERTIFICATE SHALL
          BE MADE UNLESS FIRST APPROVED BY THE BOROUGH SUPERINTENDENT

     This certificate supersedes C.O. No.

     THIS CERTIFIES that the altered building located at 111 Eighth Avenue, Block 739, Lot 1.

That the zoning lot and premises above referred to are situated, bounded and described as follows:

BEGINNING at a point on the south side of 16th Street distant 0 feet from the corner formed by the intersection of 16th Street and Ninth Avenue running thence east 800 feet; thence north 206'6" feet; running thence feet; thence ________________ feet; thence ___________ feet; to the point or place of beginning, conforms substantially to the approved plans and specifications, and to the requirements of the Building Code, the Zoning Resolution and all other laws and ordinances, and of the rules of the Board of Standards and Appeals, applicable to a building of its class and kind at the time the permit was issued; and

     CERTIFIES FURTHER that, any provisions of Section 646e of the New York Charter have been complied with as certified by a report of the Fire Commissioner of the Borough Superintendent. Class 1 or Alt. No. 1100-73. Construction classification - fireproof. Occupancy classification - commercial. Height 17 stories, 237' 5" feet. Date of completion _________. Located in M 1-5. Zoning District at time of issuance of permit August 19, 1974.

     This certificate is issued subject to the limitations hereinafter specified and to the following resolutions of the Board of Standards and
Appeals: ___________ and The City Planning Commission: ________________.

                         PERMISSIBLE USE AND OCCUPANCY

Off-Street Parking Spaces _____________________________________________

Off-Street Loading Berths _____________________________________________


              LIVE LOADS              PERSONS
STORY       Lbs. per Sq. Ft.        ACCOMMODATED            USE
-----       ----------------        ------------            ---

Sub-sub-    on ground                    54        Boiler room, elevator
Cellar                                             pits, mechanical equipment,
                                                   use group 16 and 17.

Sub-Cellar  on ground                    136       Mechanical equipment,
            and 300                                elevator pits, utility
                                                   tunnel, use group 17.

Cellar      300,200                      476       Storage, mechanical
                                                   equipment, pistol range,
                                                   auto parking for one hundred
                                                   and fifty-five (155) cars,
                                                   truck parking, truck repairs,
                                                   electric switchboard, locker
                                                   rooms, telephone room, use
                                                   group 17.

1st         300,150,                     476       Stores, Bank, post
            100                                    office, loading berth
                                                   warehousing, auto parking for
                                                   sixty-six (66) cars, use
                                                   group 17.

Mezz.       60                           136       Offices, mechanical
                                                   equipment, locker room,
                                                   telephone and electric room,
                                                   use group 17.

2nd         200,100                      476       Offices, manufacturing,
                                                   mechanical equipment,
                                                   storage, auto parking for one
                                                   hundred and twenty-one (121)
                                                   cars, auto storage, auto
                                                   repairs, warehousing, use
                                                   group 17, car wash.

                         - continued -

                               Sewage Disposal:
                               Sanitary Drainage ________________  Discharge
                                                 (DOES) (DOES NOT) Into
                                                                   Either
                                                                   Sanitary
                                                                   or
                                                                   Combined
                                                                   Sewer

                               Storm Drainage:___________________  Discharge
                                               (DOES) (DOES NOT)   Into
                                                                   Either
                                                                   Storm or
                                                                   Combined
                                                                   Sewer


                                              /s/  Cornelius F. Dennis
                                              ------------------------

                 LIVE LOADS          PERSONS
STORY          Lbs. per Sq. Ft.    ACCOMMODATED             USE
-----          ----------------    ------------             ---

3rd & 4th      200,100                    476     Offices, manufacturing,
                                                  mechanical equipment, storage,
                                                  use group 6 and 17.

5th            200,100                    476     Offices, manufacturing,
                                                  mechanical equipment, storage,
                                                  medical center, X-ray lab, use
                                                  group 6 and 17.

6th            200,100                    476     Offices, manufacturing,
                                                  mechanical equipment, storage,
                                                  use group 6 and 17.

7th            200,100                    476     Offices, manufacturing,
                                                  mechanical equipment, storage,
                                                  Dental offices, printing,
                                                  Lithography Lab, use group 17.

8th            200,100                    476     Offices, manufacturing,
                                                  mechanical equipment, storage,
                                                  printing, lithography lab,
                                                  Blueprinting, use group 17.

9th            200,100                    476     Offices, manufacturing,
                                                  mechanical equipment, storage,
                                                  laboratories, warehousing, use
                                                  group 17.

10th           200,100                    476     Offices, manufacturing,
                                                  mechanical equipment, storage,
                                                  computer, use group 6 and 17.

11th           200,100                    476     Offices, manufacturing,
                                                  mechanical equipment, storage,
                                                  Laboratory, use group 6 and
                                                  17, Dining room.

12th           200,100                    476     Offices, manufacturing,
                                                  mechanical equipment, storage,
                                                  laboratory, use group 6 and
                                                  17.

13th           200,100                    476     Offices, manufacturing,
                                                  mechanical equipment,
                                                  Printing, Binding, storage,
                                                  Perfume Lab, warehousing Food
                                                  Flavoring Lab, use group 6 and
                                                  17.

14th           200,100                    476      Offices, manufacturing,
                                                   mechanical equipment,
                                                   warehousing, use group 17.

15th           200,100                    476      Offices, mechanical equipment
                                                   room, Employees' auditorium
                                                   and projection room, use
                                                   group 6 and 17.

16th           200,100                    476      Offices, dining and kitchen,
                                                   mechanical equipment room,
                                                   electric switchboard, testing
                                                   laboratory, use group 6 and
                                                   17.

17th           200,150                    136      Mechanical equipment room,
                                                   elevator machine room,
                                                   storage, office,
                                                   Communication headquarters
                                                   and antennas, use group 17.

Roof           40                         136      Roof.


                                                   Existing sprinklers
                                                   throughout entire building.

                                                   /s/  Cornelius F. Dennis
                                                   -----------------------------

                                   EXHIBIT C


DATE:    January 21, 1997

TO:      All Tenants - 111 Eighth Avenue

FROM:    Edward Alexander

RE:      BUILDING CHARGES - 1997 RATES
         ------------------------------


The following is a list of charges for building services:

FREIGHT & TRUCK ELEVATORS - $99.00 per hour for exclusive use or after-hours use. On Saturday, Sunday and Holidays there is a minimum 8-hour charge. After hours during a regular work day, the charge will be made in 1-hour increments.

PORTER SERVICE -            Regular time                 $39.00 per hour
                            Overtime                     $63.00 per hour

HANDYMAN CHARGES -          Regular time                 $55.00 per hour
                            Overtime                     $69.00 per hour

ENGINEERS -                 Regular time                 $69.00 per hour
                            Overtime                     $98.00

SPRINKLER SYSTEM -          Shut down & turn on          $218.00 per zone

HOT & COLD WATER RISERS -   Shut down & turn on          $218.00 per zone

RUBBISH REMOVAL -           $96.00 per yard

DIRECTORY STRIPS -          $45.00 per line

H.V.A.C. -                  Rates to be determined by specific building
                            equipment usage.

All material used shall be charged at 21% above our cost. Please note that these charges are temporary and may be changed at any time.

                                                  Very truly yours,

                                                  SYLVAN LAWRENCE COMPANY, INC.


                                                  /s/ Edward Alexander
                                                  ---------------------
                                                  Edward Alexander
                                                  Building Manager

                                   EXHIBIT D

            SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

     THIS AGREEMENT dated the ____ day of June, 1997, between Sasopco, Inc., hereinafter called the "Mortgagee", and Barnes & Noble, Inc., hereinafter called "Tenant".

                              W I T N E S S E T H
                              - - - - - - - - - -

     (a) Tenant has entered into a certain lease dated June , 1997 with P.A. Building Company (hereinafter called "Landlord"), covering a portion of the eleventh (11th) floor (the "demised premises") in a certain building known as and located at 111 Eighth Avenue, New York, New York; and

     (b) Mortgagee is the owner and holder of a certain mortgage or mortgages affecting the Building (the "Mortgage") and the parties desire to set forth their agreements as hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed,as follows:

     1. Said lease is and shall be subject and subordinate to the Mortgage insofar as it affects the real property of which the demised premises form a part, and to all renewals, modifications, consolidations, replacements and extensions thereof, to the full extent of the principal sum secured thereby and interest thereon.

     2. Tenant agrees that it will attorn to and recognize any purchaser at a foreclosure sale under the Mortgage, any transferee who acquires the demised premises by deed in lieu of foreclosure, and the successors and assigns of such purchasers, as its Landlord for the unexpired balance (and any extensions, if exercised) of the term of said lease upon the same terms and conditions set forth in said lease.

     3. In the event that it should become necessary to foreclose the Mortgage, Mortgagee thereunder will not terminate said lease nor, subject to the provisions of paragraph 4 hereof, diminish Tenant's rights under the Lease nor join Tenant in summary or foreclosure proceedings so long as Tenant is not in default under any of the terms, covenants, or conditions of said lease beyond the time permitted therein to cure such default.

     4. In the event that Mortgagee shall succeed to the interest of Landlord under such lease, Mortgagee shall not be

     (a) liable for any accrued obligations, or for the act or omission of any prior landlord (including Landlord) accruing prior to the date upon which Mortgagee shall succeed to the interest of Landlord under the Lease but the foregoing shall not excuse Landlord's maintenance and repair obligations under the Lease to the extent provided therein or Landlord's obligation set forth in the PBI Letter with respect to the Reimbursement Amount; or

     (b) liable for the return of any security deposit (unless such security deposit shall have been received by the Mortgagee); or

     (c) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or

     (d) bound by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord (including Landlord) other than the first months rent and additional rent paid pursuant to the escalation provisions of the Lease; or

     (e) bound by any amendment or modification of the lease made without its consent.

     The foregoing provisions of this Paragraph 4 shall not apply to any mortgagee which is an affiliate of the landlord under said lease (i.e. controls, is controlled by, or is under common control with landlord). In addition, Mortgagee shall be entirely freed and relieved of all covenants, obligations and liabilities of landlord under the Lease accruing from and after the date Mortgagee transfers title to the Building.

     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have executed these presents the day and year first above written.

                                         Mortgagee:
                                         Sasopco, Inc.

                                         By: /s/
------------------------------               ---------------------------
Witness                                  Name:
                                         Title:

                                         Tenant:
                                         Barnes & Noble, Inc.

------------------------------
Witness

                                         By: /s/
                                             -------------------------------
                                             Name:
                                             Title:

STATE OF NEW YORK          )
                           )       ss.:
COUNTY OF NEW YORK         )

     On this _______ day of June, 1997, before me personally came
     , to me known who, being duly sworn by me,

did depose and say that he resides at                       ; that he is a
                         of SASOPCO, INC., the corporation described in and
which executed the above instrument; and that he signed his name thereto by authority of the corporation.


STATE OF NEW YORK          )
                           )       SS.:
COUNTY OF NEW YORK         )

     On this ______ day of June, 1997, before me personally came
               , to me known who, being duly sworn by me, did depose and say that he resides at
         ; that he is a                            of BARNES & NOBLE, INC. the
corporation described in and which executed the above instrument; and that he signed his name thereto by order and authority of the board of directors of said Corporation.


                                              ----------------------------------
                                                         Notary Public

                             RULES AND REGULATIONS
             REGARDING THE WORKERS' COMPENSATION REFORM ACT OF 1996
                     ADDED TO AND MADE A PART OF THE LEASE

     1. Each and every time Tenant's Work (defined in the Lease) is to be performed by any contractor (the "Contractor") or sub-contractor (the "Sub-Contractor") in, to or regarding the demised premises, Tenant must first provide Landlord with Tenant's written agreement, in form and substance satisfactory to Landlord, to indemnify and hold harmless Landlord, Landlord's principals and Landlord's agent from and against any and all claims, costs, liability, responsibility, damages and expenses (including attorneys' fees and disbursements) with regard to any accident or incident involving any employee of Tenant, Contractor and/or Sub-Contractor, including but not limited to (i) injury to any employee of any Contractor or Sub-Contractor, and from any act by or omission of any employee of any Contractor or SubContractor.

     2. Each and every time any Contractor or Sub-Contractor performs Tenant's Work in, to or regarding the demised premises, said Contractor or Sub-Contractor must carry commercial general liability coverage, including contractual, personal injury and products/completed operations liability insurance coverage, automobile liability insurance coverage, umbrella liability insurance coverage and workers' compensation insurance coverage, all at limits reasonably required by the landlord (the "Landlord") under the Lease, and the subject Contractor or Sub-Contractor must provide Landlord with a certificate of insurance confirming the above-described insurance coverage prior to commencing any work at the Building, and the following parties must be named as additional insureds on a separate attachment to each said certificate of insurance (i.e., not co-mingled with others): Landlord, Sylvan Lawrence and Seymour Cohn, Partners; Estate of Sylvan Lawrence and Seymour Cohn, individually and as partners of (insert the name of Landlord); Sylvan Lawrence and Seymour Cohn, Partners; Seymour Cohn as Executor of the Estate of Sylvan Lawrence; and Sylvan Lawrence Company, Inc., as Agent.

     3. For each Contractor and Sub-Contractor performing work in, to or regarding the demised premises, Tenant must first provide Landlord with a written agreement, in form and substance satisfactory to Landlord, under which the subject Contractor or Sub-Contractor agrees to indemnity and hold harmless Landlord, Landlord's principals, Landlord's agent and Tenant from and against any and all claims, costs, liability, responsibility, damages and expenses (including attorneys' fees and disbursements) with regard to any accident or incident involving any employee of the subject Contractor or Sub-Contractor, including but not limited to (i) injury to any employee of the subject Contractor or Sub-Contractor, and from any act by or omission of any employee of the subject Contractor or Sub-Contractor.

     4. No Contractor or Sub-Contractor shall be permitted to perform Tenant's Work in, to or regarding the demised premises unless and until Landlord has been provided with a true copy of all relevant written agreements and certificates required by these Additional Rules and Regulations.

     5. No Contractor or Sub-Contractor shall be permitted to perform work in, to or regarding the demised premises unless and until said Contractor or Sub-Contractor has first officially checked in with the Landlord's representative at the Building, and Landlord's representative acknowledges that said Contractor or Sub-Contractor has officially checked in, to confirm that said Contractor or Sub-Contractor has fulfilled all obligations necessary in order to be permitted to perform work at the Building.

                        ADDITIONAL RULES AND REGULATIONS
                               111 EIGHTH AVENUE

     The Rules and Regulations are established to safeguard the interest of the Tenant, the Landlord, and others, lawfully engaged in and about the Demised Premises and the Building.

     Such Rules and Regulations are to be observed and enforced at all times in accordance with the provisions of the within Lease.

     1. Trucks using the Tenant Shipping Platforms on the ground floor of the building, and the upper Floor Truck Lobbies will load and discharge at the place or places thereat and therein as indicated by the duly authorized representative of Landlord in charge or such operation.

     2. Elevators for Freight Handling Service will be operated during usual business hours of usual business days, unless special arrangement is made with Landlord for operation at other times.

     3. The use of the private right of way and the truck elevators will be subject to and under the sole direction and control of the duly authorized representative of the Landlord in charge of such operation. When in the interest of continuity of service and/or in the interest of the common service, Tenant's freight departing from or arriving at the building by truck may at the direction of Landlord be handled over and through Tenant's Shipping Platforms on the ground floor and the freight elevators. Landlord reserves the right to direct such handling in lieu of truck elevator service, provided the exercise of such right by Landlord to direct such alternate handling of freight is not unreasonably employed.

     4. In the interest of preserving the continuity of freight elevator service, freight will not be floored upon the freight elevator, but will at all times be handled and moved upon suitable vehicles of the indoor industrial wheeler type permitting such freight to be economically and expeditiously wheeled on and off the freight elevators. Freight which cannot be handled upon such equipment will be handled in such other manner as may be approved by Landlord.

     5. Tenant Shipping Platforms located on first or ground floor of the Building are designed to accomplish the immediate transfer and/or movement of merchandise between the freight elevators and trucks. The use of such facility by Tenant, its agents, servants, employees, representatives and/or contractors will be confined to such purpose, under the reasonable direction and control of the duly authorized representative of Landlord in charge of such operation.

     No storage, or holding of merchandise on such Tenant Shipping Platforms awaiting the arrival of trucks, or awaiting transfer by Tenant from such Tenant Shipping Platforms to the demised premises will be permitted. No automobiles of Tenant, its employees, servants, licensees, contractors, customers, visitors or agents may enter on or be stored in any portion of the building, except in areas designated by Landlord and provided Tenant pays for such parking at rates designated by Landlord, its agents or parking lessees.

     Any violation of this rule or disregard of directions issued by Landlord will give the Landlord the right to handle, transfer, remove and/or store such freight in or to other premises in the building. When such handling, transfer, removal and/or storage is performed by Landlord, and when it shall be deemed necessary by Landlord to preserve the continuity of common service provided by this facility, any and all expense will be for the account of Tenant and at his expense. Landlord will not be responsible for any loss or damage which the merchandise may suffer by such handling, removing and/or storing unless resulting from negligence on the part of Landlord, its agents, servants and/or employees.

     6. Agents, servants, employees of Tenant will be in no case, and under no condition, be permitted to operate any freight, passenger or truck elevator.

     7. The Building is equipped with scuppers for carrying off water which may result from sprinkler operation or other causes. Tenant shall not, under any circumstances, deposit or permit to be deposited sweepings, and/or any other rubbish in the said scuppers, and Tenant will keep the scuppers within the demised premises at all times free of any and all rubbish, sweepings, and/or other obstructions of any nature whatsoever.

     8. Tenant shall not, under any circumstances, permit the collection of sweepings and/or any other rubbish in the expansion joints of the Building, or in any other portions of the Building outside of the demised premises. All such sweepings and/or rubbish so contained within the demised premises shall be removed daily by Tenant in such manner as Landlord shall direct. Tenant will keep the said expansion joints free of any and all rubbish, sweepings and/or any other obstruction of any nature whatsoever. Tenant will not place machinery and/or equipment in such a position that the said machinery and/or equipment straddles an expansion joint, or erect a partition which intersects an expansion joint, unless one end of such machinery, equipment and/or partition is free to permit the expansion and/or contraction of the Building.

     9. Tenant shall not connect Tenant's security system, if any, to Landlord's Class E fire alarm system, or any other Building system, without first obtaining Landlord's prior written approval. The requirement for Tenant to obtain Landlord's prior approval covers all aspects of the installation, maintenance and operation of Tenant's security system. Any general approval by Landlord of plans and specifications presented to Landlord by or on behalf of Tenant shall not be deemed to be Landlord's approval of Tenant's security system and/or the connection of Tenant's security system to Landlord's Class E fire alarm system or any other Building system even if such security system and/or the connection of such security system are set forth in the subject plans and specifications, but rather Tenant must separately obtain Landlord's written approval which specifically and exclusively addresses the connection of Tenant's security system to Landlord's Class E fire alarm system or any other Building system.

     10. Tenant shall only be permitted to install and maintain a fire alarm sub-system within the demised premises in accordance with the requirements set forth below. Tenant's fire alarm sub-system must: (i) meet all Building requirements now and hereafter in effect; (ii) initially be pre-approved and signed-off as a stand alone system by all governmental and quasi-governmental authorities having jurisdiction; (iii) at all time be covered by a maintenance contract, with a contractor designated by Landlord, setting forth minimum maintenance standards required by Landlord and/or applicable laws; and (iv) be hooked up to Landlord's Class E fire alarm system, by a contractor designated by Landlord, in accordance with plans and specifications approved by Landlord in Landlord's sole discretion. Contractors to be designated by Landlord as provided for above in this Rule and Regulation shall charge commercially reasonable prices. In the event of a false alarm caused by Tenant's fire alarm sub-system, tenant shall be: (i) responsible for all resulting costs incurred by Landlord and/or any other party; and (ii) additionally charged, as additional rent, the standard Building administrative fee for each such incident [presently in the sum of two thousand five hundred dollars ($2,500.00) subject to future adjustment].

                                ACKNOWLEDGMENTS

AGENT FOR LANDLORD     )
STATE OF NEW YORK      )
COUNTY OF NEW YORK     )

     On this 1st day of July, 1997 before me personally came Seymour Cohn who executed the foregoing instrument and who, being duly sworn by me, did depose and say that he is the Chairman of Sylvan Lawrence Company, Inc., the corporation which executed the foregoing instrument as agent for P.A. Building Company that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it has so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

                                               /s/  Richard S. Schwartz
                                               -------------------------------
                                                        Notary Public

CORPORATE TENANT        )
STATE OF NEW YORK       )
COUNTY OF NEW YORK      )

     On this 24th day of June, 1997, before me personally came Stephen Riggio to me known, who being by me duly sworn, did depose and say that he resides in 122 5th Ave., NY, NY; that he is the Chief Operating Officer of Barnes & Noble, Inc. the corporation described in and which executed the foregoing instrument
TENANT: that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

                                               /s/  Jean M. Bollerman
                                               --------------------------------
                                                        Notary Public

INDIVIDUAL TENANT       )
STATE OF NEW YORK       )
COUNTY OF               )

     On this            day of              19__ before me personally came

to me known and known to me to be the individual described in and who TENANT executed the foregoing instrument and acknowledged to me he executed the same.


                                                 -------------------------

                            IMPORTANT - PLEASE READ

                     RULES AND REGULATIONS ATTACHED TO AND
                           MADE A PART OF THIS LEASE
                         IN ACCORDANCE WITH ARTICLE 35.

     1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress to and egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Landlord. There shall not be used in any space, or in the public hall of the building, either by any Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If said premises are situate on the ground floor of the building Tenant thereof shall further, at Tenant's expense, keep the sidewalks and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

     2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

     3. No carpet, rug or other article shall be hung or shaken out of any window of the building; and no Tenant shall sweep or throw or permit to be swept or thrown from the demised premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the building, and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the building by reason of noise, odors and/or vibrations, or interfere in any way, with other Tenants or those having business therein, nor shall any animals or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

     4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Landlord.

     5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed painted or affixed by any Tenant on any part of the outside of the demised premises or the building or on the inside of the demised premises if the same is visible from the outside of the premises without the prior written consent of Landlord, except that the name of Tenant may appear on the entrance door of the premises. In the event of the violation of the foregoing by any Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant or Tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Tenant by Landlord at the expense of such Tenant, and shall be of a size, color any style acceptable to Landlord.

     6. No Tenant shall mark, paint, drill into, or in any way deface any part of demised premises or the building of which they form a part. No boring, cutting, stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the _________ of the demised premises, and, if linoleum or other similar floor covering is ___________ to be used an interlining of builder's deadening felt shall be first affixed to the floor by a paste or other material, soluble in water, the use of cement or other ____________ adhesive material being expressly prohibited.

     7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locking mechanism thereof. Each Tenant must, upon the termination of his Tenancy, return to Landlord all keys of stores, offices and toilet rooms, either furnished otherwise procured by, such Tenant, and in the event of the loss of any key so furnished, such Tenant shall pay to Landlord the cost thereof.

     8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only on the freight elevators and through the service entrances and corridors, and only during hours __________ in a manner approved by Landlord. Landlord reserves the right to inspect freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations or the lease of which these Rules and Regulations are a part.

     9. No tenant shall obtain for use upon the demised premises ice, drinking water, towel and other similar services, or accept barbering or bootblacking services in the demised premises, except from persons authorized by Landlord, and at _____ and under regulations fixed by Landlord Canvassing, soliciting and peddling the building is prohibited and each Tenant shall cooperate to prevent the same.

     10. Landlord reserves the right to exclude from the building between the hours of 6 P.M. and 8 A.M. and at all hours on Sundays, and legal holidays all persons who do not present a pass to the building signed by Landlord. Landlord will furnish passes to persons for whom any Tenant requests same in writing. Each Tenant be responsible for all persons for whom he requests such pass and shall be liable Landlord for all acts of such persons.

     11. Landlord shall have the right to prohibit any advertising by any Tenant who, in Landlord's opinion, tends to impair the reputation of the building or its who, ability as a building for offices, and upon written notice from Landlord, Tenant ____ refrain from or discontinue such advertising.

     12. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible or explosive fluid, material, chemical or _______stance, or cause or permit any odors of cooking or other processes, or any _________ or other objectionable odors to permeate in or emanate from the demised premises.